Filed Pursuant to Rule 424(b)(3)

Registration No. 333-211334

Prospectus Supplement No. 5

(to Prospectus dated May 26, 2016)

3,160,000 Units, Each Consisting of One Share of Common Stock and one Series G Warrant, Each Series G Warrant to Purchase One Share of Common Stock

This prospectus supplement supplements the prospectus dated May 26, 2016 (the “Prospectus”), which relates to the offering of 3,160,000 Units (the “Units”) of Great Basin Scientific, Inc. (the “Company”, “we”, “us” or “our”), each Unit consisting of one share of our common stock, par value $0.0001 (“common stock”) and one Series G Warrant (the “Series G Warrants”), each Series G Warrant to purchase one share of our common stock. The Units were issued as part of our public offering at a closing on June 1, 2016.

On June 1, 2016 each Unit separated into its component part, one Common Share and one Series G Warrant.

Each Series G Warrant is exercisable to purchase one share of our common stock (which we refer to herein as the “Series G Warrant Shares”) for a period of five years from their date of issuance. Each Series G Warrant will have an initial exercise price per share of $1.90. This prospectus also covers the shares of common stock issuable from time to time upon exercise of the Series G Warrants.

This prospectus supplement incorporates into our (i) Current Report Form 8-K as filed on October 28, 2016; (ii) Current Report on Form 8-K as filed on November 3, 2016; (iii) Current Report on Form 8-K as filed on November 3, 2016 and (iv) Current Report on Form 8-K as filed on November 4, 2016.

This prospectus supplement should be read in conjunction with the Prospectus. This prospectus supplement updates, amends and supplements the information included or incorporated by reference in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

Our common stock is quoted on the QTCQB under the symbol “GBSN.” On November 8, 2016 the closing bid price was $0.02 per share.

The date of this prospectus is November 9, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2016

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On October 17 through October 21 certain holders of the 2015 Notes were issued shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, (as amended) in connection with the voluntary reduction under the terms of the exchange agreement dated October 2, 2016 using the alternate conversion price.  In connection with the voluntary reduction, the Company issued 14,866,668 shares of common stock and applied 43,535 of previously issued shares upon the conversion of $370,899 principal amount of 2015 Notes at a conversion price between $0.03 and $0.02 per share. All of the previously issued shares have now been applied.

On October 17 through October 21 certain holders of the 2015 Notes were issued shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, (as amended) in connection with the voluntary reduction under the terms of the exchange agreement dated October 2, 2016 using the alternate conversion price. These issuances removed the deferral option from previous conversions of the note principal.  In connection with the voluntary reduction and the removal of the deferral option, the Company issued 11,792,839 shares of common stock to make permanent the previously converted amount of $297,500 principal amount of 2015 Notes at a conversion price between $0.03 and $0.02 per share.

As of October 21, 2016 a total principal amount of $12,979,510 of the 2015 Notes has been permanently converted into shares of common stock and a principal amount of $4,358,052 has been converted that is subject to deferrals. $4,762,438 principal remains to be converted, subject to deferrals. A total of $14.8 million of the proceeds from the 2015 Notes has been released to the Company including $4.6 million at closing and $10.2 million from the restricted cash accounts. $3.6 million remains in the restricted accounts to be released to the Company on November 1, 2016 per the terms of the exchange agreement dated October 2, 2016.

The Company previously filed an 8-K on October 14, 2016 and reported 45,043,585 shares outstanding therefore as of October 21, 2016 there are 71,703,092 shares of common stock issued and outstanding.

Item 3.03 Material Modifications to Rights of Security Holders

In connection with the voluntary reduction using the alternate conversion price in Item 3.02 hereof (the “Conversions”), the exercise prices of certain of our issued and outstanding securities were automatically adjusted to take into account the alternate conversion price of the 2015 Notes.  The exercise prices of the following securities were adjusted as follows.

Class A and Class B Warrants

As of October 21, 2016, the Company had outstanding Class A Warrants to purchase 52 shares and Class B Warrants to purchase 33 shares of common stock of the Company. The Class A and Class B Warrants include a provision which provides that the exercise price of the Class A and Class B Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Class A and Class B Warrants.  Therefore, during the period of October 17 through October 21, 2016, the exercise price for the Class A and Class B Warrants was adjusted from $0.04 to $0.02 per share of common stock.

Common Stock Warrants

As of October 21, 2016, the Company had outstanding certain common stock warrants to purchase 2 shares of common stock of the Company.  As a result of the Conversions, during the period of October 17 through October 21, 2016, the exercise price for certain Common Warrants was adjusted from $0.04 to $0.02 per share of common stock.

Series B Warrants

As of October 21, 2016, the Company has outstanding Series B Warrants to purchase 36 shares of common stock of the Company. The Series B Warrants include a provision which provides that the exercise prices of the Series B Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Series B Warrants.  Therefore, during the period of October 17 through October 21, 2016, the exercise price for the Series B Warrants was adjusted from $127,435 to $110,017 per share of common stock.

Series G Warrants

As of October 21, 2016, the Company had outstanding Series G Warrants to purchase 38,438 shares of common stock of the Company. The Series G Warrants include a provision which provides that the exercise price of the Series G Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Series G Warrants.  Therefore, during the period of October 17 through October 21, the exercise price for the Series G Warrants was adjusted from $0.04 to $0.02 per share of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: October 21, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

The Company will hold a special meeting of shareholders for the purposes of approving an increase in the number of authorized shares of the Company’s common stock and a reverse stock split of the Company’s issued and outstanding shares. In relation thereto, the Board of Directors of the Company has set November 7, 2016 as the record date for shareholders entitle to notice and to vote at the upcoming special meeting of shareholders.

Additional Information and Where to Find It

In connection with the Company’s solicitation of proxies in regards to the special meeting of shareholders of the Company to be called with respect to approving an increase in the number of authorized shares and a reverse stock split, the Company will file a proxy statement with the United States Securities and Exchange Commission (the “SEC”) in November 2016.

SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS DISTRIBUTED TO SHAREHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Shareholders of the Company will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by email to Betsy Hartman at ir@gbscience.com, by telephone to 385.215.3372 or by mail to Great Basin Scientific Inc., c/o Betsy Hartman, 420 E. South Temple, Suite 520, Salt Lake City, UT 84111.

Great Basin and its directors and executive officers will be participants in the solicitation of proxies from the shareholders of Great Basin. Information about the directors and executive officers of Great Basin, including their shareholdings in Great Basin, is set forth under the headings “Management”, “Security Ownerhsip of Certain Beneficial Owners and Management” and “Certain Relationships and Related Person Transactions” in the Company’s registration statement on Form S-1 (333-213144), which was filed with the SEC on August 15, 2016. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed special meeting when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: November 3, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amended Exchange Agreement

As disclosed in Item 1.01 of the Current Report on Form 8-K of Great Basin Scientific, Inc. (the “Company”), dated December 28, 2015, the Company has previously entered into a Securities Purchase Agreement, dated December 28, 2015 (the “Securities Purchase Agreement”) with certain investors named on the Schedule of Buyers attached to the Securities Purchase Agreement (each a “Buyer”), pursuant to which the Company issued to such Buyers $22.1 million in principal face amount of senior secured convertible notes of the Company (the “Notes”) and related Series D common stock purchase warrants.

As disclosed in Item 1.01 of the Current Report on Form 8-K of the Company, dated October 3, 2016, the Company has previously entered into separate exchange agreements (each, an “Exchange Agreement”) with each of the Buyers, pursuant to which, among other things each of the parties thereto agreed, among other things, to exchange the Notes into shares of our common stock (or, if necessary to comply with the restrictions on beneficial ownership set forth in the Exchange Agreement, a combination of shares of our common stock and rights to acquire shares of our common stock without the payment of any additional consideration) at an exchange price equal to 85% of the lowest daily weighted average price of our common stock during the five (5) consecutive trading days ending and including the trading day immediately prior to the Exchange Date (the “Original Exchange”).

On November 2, 2016, the Company separately amended and restated the Exchange Agreements (each, an “Amended Exchange Agreement”) with each of the Buyers, pursuant to which, among other things, the following occurred (or will occur, as applicable):

(i)	On November 3, 2016, the Company will exchange all of the remaining Notes outstanding, approximately $8.4 million in aggregate principal amount thereof, for 8,436 shares of a new class of Series F Convertible Preferred Stock, par value $0.001 per share (collectively, the “Preferred Shares”), pursuant to a certificate of designations, preferences and rights of the Preferred Shares (the “Certificate of Designations”), described more fully under “Terms of the Certificate of Designations” below.

(ii)	On November 3, 2016, so long as no Triggering Event (as defined below) then exists, the Company will mandatorily convert 2,098 of the Preferred Shares into approximately 104.9 million shares of our common stock, at a conversion price of $0.02 per share (or, if necessary to comply with the restrictions on beneficial ownership set forth in the Amended Exchange Agreement, with any shares of our common stock in excess of the beneficial ownership restriction held in abeyance until permitted to be received by such holder of Preferred Shares).

(iii)	The restricted period of each Amended Leak-Out Agreements, each by and between a Buyer and the Company, was extended until November 30, 2016.

(iv)	The Company reserved approximately 104.9 million shares of our common stock for issuance pursuant to the Certificate of Designations. Each Buyer waived certain existing requirements by the Company to reserve shares of our common stock with respect to the other securities of the Company held by such Buyer including but not limited to waiver of share reserve requirements pursuant to the securities Purchase Agreement dated June 29, 2016 related to the Company’s 2016 senior secured convertible notes and Series H Warrants.

(v)	Concurrent with the closing of the exchange, all restrictions on $3.6 million in cash held in restricted accounts of the Company will be released, which will then be available for use by the Company to fund its operations.

After giving effect to such Exchange, all rights and obligations under the Notes were cancelled.

The foregoing is a summary description of the material terms of the Amended Exchange Agreements and is qualified in its entirety by the text of the form of Amended Exchange Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

The terms and conditions of the Series F Preferred Stock and the Certificate of Designations are described in Item 5.02 of this Current Report on Form 8-K and are incorporated by reference in this Item 1.01.

Fourth Amendment to Registration Rights Agreement

As previously disclosed on the Current Report on Form 8-K filed with the SEC on December 29, 2015, on December 28, 2015, Great Basin Scientific, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) in relation to the issuance and sale by the Company to certain buyers as set forth in the Schedule of Buyers attached to the SPA (the “Buyers”) of $22.1 million aggregate principal amount of senior secured convertible notes (the “Notes”) and related Series D common stock purchase warrants (the “Warrants”) exercisable to acquire 3,503,116 shares of common stock.  In accordance with the terms of the SPA, the Company agreed to provide certain registration rights under the United States Securities Act of 1933, as amended and the rules and regulations thereunder pursuant to the Registration Rights Agreement by and between the Company the Buyers (the “Registration Rights Agreement”) entered into December 30, 2015.

On November 2, 2016, the Company and certain of the Buyers holding enough of the Notes and Warrants to constitute the Required Holders under Section 10 of the Registration Rights Agreement entered into Amendment Agreement No.4 to the Registration Rights Agreement (the “Fourth Amendment Agreement”).  In the Fourth Amendment Agreement, the Company and the Buyers agreed to extend the deadline for bringing the initial registration statement effective registering our shares of common stock issuable upon conversion of the Notes and exercise of the Warrants to the date which is the earlier of  March 1, 2017 and the fifth (5th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such initial registration statement will not be subject to further review.

Under the Fourth Amendment Agreement, the Buyers also waived (i) any breach of the Registration Rights Agreement prior to November 2, 2016 under Section 2(a) of the Registration Rights Agreement for the Company’s failure to have the initial registration statement brought effective by the initial effectiveness deadline, prior to the date of Fourth Amendment Agreement and (ii) the Holder’s right to Registration Delay Payments (as defined under the Registration Rights Agreement) prior to the date of the Fourth Amendment Agreement for the Company’s failure to have the initial registration statement brought effective by the initial effectiveness deadline.

The foregoing is a summary description of the material terms of the Fourth Amendment Agreement and is qualified in its entirety by the form of the Fourth Amendment Agreement, attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

On November 3, 2016, pursuant to the terms of the Amended Exchange Agreement, the Company will issue 8,436 shares of a new class of Series F Convertible Preferred Stock, par value $0.001 per share, pursuant to the exchange of $8.4 million in aggregate principal amount of Notes. The Series F Convertible Preferred Stock will be issued pursuant to Section 4(a)(2) of the United States Securities Act of 1933, as amended (the “Securities Act”), to institutional accredited investors that satisfy one or more of the criteria set forth in Rule 501(a)(1), (2), (3) or (7) based on the representations of the Buyers made in the Amended Exchange Agreement. The Series F Preferred Stock is convertible into shares of common stock of the Company pursuant to its terms and conditions of the Series F Preferred Stock. The terms and conditions of the Series F Preferred Stock and the Certificate of Designations are described in Item 5.02 of this Current Report on Form 8-K and are incorporated by reference in this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders

The information disclosed in Items 1.01, 3.02 and 5.03 of this Current Report on Form 8-K are incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series F Preferred Stock and Terms of the Series F Preferred Stock Certificate of Designations

On November 3, 2016, the Company filed a Certificate of Designation to its Seventh Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), as amended, creating, pursuant to Article IV.C of the Certificate of Incorporation, Series F Preferred Stock of the Company (“Preferred Shares”).

Stated Value of Preferred Shares

Each Preferred Share shall have a stated value of $1,000 and a par value of $0.001 per share

Dividends

The Preferred Shares shall be entitled to dividends, on an as converted basis, with the holders of our common stock, but will not accrue additional dividends unless a Triggering Event has occurred and is continuing, in which case dividends will accrue at a default rate of 10% per annum,

Voting Rights

The holders of Preferred Shares shall have the right to vote with holders of shares of our common stock, voting together as one class on all matters, with each Preferred Share entitling the holder thereof to cast that number of votes per share as is equal to the aggregate number of shares of our common stock into which it is then convertible (without regard to any limitations on conversion set forth in the Certificate of Designations including without limitation, the maximum percentage and/or the failure to have a sufficient number of shares of common stock reserved or available for issuance pursuant to the Certificate of Designations) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the conversion price is calculated; provided, that no holder (together with such holder’s attribution parties) shall be permitted to have a number of votes in excess of such aggregate number of votes granted to the holders of 9.99% of the shares our common stock then outstanding (including any votes with respect to any shares of our common stock and preferred stock beneficially owned by the holder or such holder’s attribution parties).

Voluntary Conversion

The Preferred Shares will be initially convertible at the election of the holder into shares of our common stock at a conversion price equal to $0.02, subject to adjustment as described below. From and after July 3, 2017, the Preferred Shares shall be convertible at a conversion price equal to 85% of the arithmetic average, in each case of the lower of (i) the three lowest daily weighted average prices of the our common stock during the twenty (20) consecutive trading day period ending on the trading day immediately preceding the date of determination and (iii) the weighted average price of the our common stock on the trading day immediately preceding the date of determination.

The conversion price is subject to certain adjustments upon the occurrence of certain dilutive events, including the issuance of certain options or convertible securities, and upon the occurrence of certain corporate events, including stock splits and dividends.

Automatic Conversion

On November 3, 2016, so long as no Triggering Event then exists, 2,098 Preferred Shares will be mandatorily converted into 104.9 million shares of our common stock at a conversion price of $0.02 per share. On November 3, 2018, so long as no Triggering Event then exists, any remaining Preferred Shares then outstanding shall be converted into shares of our common stock at a conversion price of $0.02 per share. In each case, shares of our common stock will be held in abeyance to the extent necessary to satisfy limitations on beneficial ownership as described below.

Limitations on Conversions

Conversion of the Preferred Shares are subject to a blocker provision which prevents any holder from converting into shares of our common stock if their beneficial ownership of the our common stock would exceed either 4.99% or 9.99% of the Company’s issued and outstanding our common stock, as elected by the holder at Closing.

Company Optional Redemption

At any time after the issue of the Preferred Shares, so long as there has been no failure of the equity during the applicable measurement periods, the Company shall have the right to redeem all, but not less than all, of the conversion amount then remaining under the Preferred Shares at a price equal to the greater of (x) 125% of the conversion amount being redeemed and (y) the product of (A) the conversion amount being redeemed and (B) the quotient determined by dividing (I) the greatest closing price of the shares of our common stock during the period beginning on the date immediately preceding the Company’s notice of redemption and ending on the Company redemption date, by (II) the lowest conversion price in effect during such period.

Triggering Events

Under the Certificate of Designations, the holders will have certain rights upon an “Triggering Event” (as defined in the Certificate of Designations). Such rights include (i) the remaining principal amount of the Preferred Shares bearing interest at a rate of 10% per annum, (ii) during the Triggering Event the conversion price being adjusted to the lowest of (a) the conversion price then in effect, (b) 75% of the lowest weighted average price of the our common stock during the 30 consecutive trading day period ending on the trading day immediately preceding the date of the Triggering Event conversion and (c) 75% of the weighted average price of the our common stock on the date of the applicable Triggering Event conversion, and (iii) the holder having the right to demand redemption of all or any number of the Preferred Shares.

At any time after the earlier of the holder’s receipt of a notice of an Triggering Event and the holder becoming aware of an Triggering Event and ending on the 15th trading day after the later of (x) the date such Triggering Event is cured and (y) the holder’s receipt of an Triggering Event notice, the holder may require the Company to redeem all or any number of the Preferred Share by delivering written notice to the Company. Each Preferred Share subject to redemption shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the greater of (x) 125% of the conversion amount being redeemed and (y) the product of (A) the conversion amount being redeemed and (B) the quotient determined by dividing (I) the greatest closing price of the shares of our common stock during the period beginning on the date immediately preceding such Triggering Event and ending on the date the holder delivers the redemption notice, by (II) the lowest conversion price in effect during such period.

“Triggering Event” includes, but is not limited to (and subject to the ability to cure in certain instances):

(i) (A) the suspension from trading for more than an aggregate of ten (10) trading days in any 365-day period or (B) the failure of the our common stock to be listed on an eligible market;

(ii) the Company's (i) failure to convert the Preferred Shares or related warrants by delivery of the required number of shares of our common stock within five (5) trading days after the applicable conversion or exercise date, (ii) notice of its intention not to comply with a request for conversion or exercise of the Preferred Shares or related warrants or (iii) the Company fails to have sufficient authorized shares to convert the Preferred Shares and related warrants in full for 75 consecutive days.

(iii) any payment failure;

(iv) any default under, redemption of or acceleration prior to maturity of more than $100,000, individually or in the aggregate, of Indebtedness of the Company or any of its Subsidiaries;

(v) certain bankruptcy events;

(vii) a final judgment or judgments for the payment of money aggregating in excess of $250,000, individually or in the aggregate, are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within seventy-five (75) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Company provides each holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to such holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such judgment;

(viii) breaches of representations, warranties and covenants in the Certificate of Designations and related transaction documents; or

(ix) the Company's failure for any reason after the date that is six (6) months immediately following the Issuance Date to satisfy the current public information requirement under Rule 144(c) of the 1933 Act.

Fundamental Transactions

The Preferred Shares will also provide the holders with certain rights upon the occurrence of a fundamental transaction, including but not limited to assumption rights and redemption rights upon any change of control.

Covenants

The Company will make certain negative covenants in the Preferred Shares, pursuant to which the Company agrees, among other things, not to: (a) incur or guarantee, assume or suffer to exist any indebtedness, other than permitted indebtedness; (b) allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets of the Company other than permitted liens; (c) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents all or any portion of any indebtedness other than the Preferred Shares in an Triggering Event shall have occurred; (d) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents all or any portion of any indebtedness, prior to the scheduled maturity date of such indebtedness; (e) redeem or repurchase its equity interest or declare or pay any cash dividend or distribution; (f) make, any change in the nature of its business; (g) encumber or allow any liens on, any of its intellectual property other than permitted liens; or (h) enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except in the ordinary course of business.

The Company will make certain affirmative covenants in the Preferred Shares, pursuant to which the Company agrees to, among other things: (a) maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where failure to do so would not result in a Material Adverse Effect; (b) maintain and preserve all of its properties which are reasonably necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the material provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder; (c) maintain insurance with responsible and reputable insurance companies or associations with respect to its properties) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated; and (d) maintain and preserve all of its intellectual property rights which are reasonably necessary in the proper conduct of its business.

The foregoing is a summary description of the material terms of the Certificate of Designations and is qualified in its entirety by the text of the Certificate of Designations attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference to this Item 5.03.

Series E Preferred Stock

On November 2, 2016, the Company filed a Certificate of Designation for Series E Preferred Stock to the Certificate of Incorporation. The Certificate of Designation reduced, pursuant to Section 151(g) of the Delaware General Corporation Law, the number of authorized Series E Preferred Shares from 2,860,200 Series E Preferred Shares to 74,380 Series E Preferred Shares, the number of Series E Preferred Shares issued and outstanding as of November 2, 2016. Pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law, the 2,785,820 authorized Series E Preferred Shares eliminated pursuant to the reduction return to the available undesignated preferred stock of the Company and may be re-designated into another series of preferred stock.

The foregoing is a summary description of the material terms of the Certificate of Designation for Series E Preferred Stock and is qualified in its entirety by the text of the Certificate of Reduction attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference to this Item 5.03.

Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION

3.1	Certificate of Designations, Preferences and Rights of the Series F Convertible Preferred Stock of Great Basin Scientific, Inc.
3.2	Certificate of Designation for Series E Preferred Stock
10.1 10.2	Form of Exchange Agreement Form of Fourth Amendment to Registration Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: November 3, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

Exhibit 3.1

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE
SERIES F CONVERTIBLE PREFERRED STOCK OF
GREAT BASIN SCIENTIFIC, INC.

I, Jeffery A. Rona, hereby certify that I am the Secretary of Great Basin Scientific, Inc., a Delaware corporation (the “Company”), a corporation organized and existing under the Delaware General Corporation Law (the “DGCL”), and further do hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of Directors of the Company (the “Board of Directors”) by the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Board of Directors on November 1, 2016 adopted the following resolutions creating a series of shares of preferred stock designated as Series F Convertible Preferred Stock, none of which shares have been issued:

RESOLVED, that the Board of Directors designates the Series F Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Certificate of Incorporation as follows:

TERMS OF SERIES F CONVERTIBLE PREFERRED STOCK

1.       Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as “Series F Convertible Preferred Stock” (the “Preferred Shares”), which shall be issued in exchange for certain 2015 Notes, originally issued pursuant to the 2015 SPA, by and among the Company and each initial holder of Preferred Shares The authorized number of Preferred Shares shall be 8,436 shares. Each Preferred Share shall have a par value of $0.001. Capitalized terms not defined herein shall have the meaning as set forth in Section 31 below.

2.       Ranking. Except to the extent that the Required Holders expressly consent in writing to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 14, all shares of capital stock of the Company shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is referred to herein collectively as “Junior Stock”). The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the Preferred Shares. Without limiting any other provision of this Certificate of Designations, without the prior express written consent of the Required Holders, voting separate as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Senior Preferred Stock”), (ii) of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the date that is ninety (90) days after the date no Preferred Shares remain outstanding. In the event of a Fundamental Transaction, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such Fundamental Transaction shall be inconsistent therewith.

3.       Dividends.

(a)       From and after the first date of issuance of any Preferred Shares (the “Initial Issuance Date”, and the date of initial issuance of any given Preferred Share, an “Issuance Date”), each holder of Preferred Shares (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (“Dividends”) when, if and as declared by the Board of Directors, from time to time, in its sole discretion, which Dividends shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in cash on the Stated Value of such Preferred Share.

(b)       Dividends on each Preferred Share shall commence accruing immediately upon the occurrence of, and shall continue accruing during the continuance of, a Triggering Event, at the Default Rate and shall be computed on the basis of a 360-day year of twelve 30-day months and shall be payable, if applicable, in arrears for each calendar month on the first (1st) Business Day of each calendar month after any such Dividends accrues after a Triggering Event (each, an “Dividends Date”). Dividends, if any, shall be payable on each Dividends Date to each Holder of a Preferred Share on the applicable Dividends Date in cash by wire transfer of immediately available funds pursuant to wire instruction provided by such Holder in writing to the Company. Prior to the payment of Dividends on an Dividends Date, Dividends on each Preferred Share shall accrue at the Default Rate and be payable by way of inclusion of the Dividends in the Conversion Amount (as defined in Section 4(b)(i)) on each Conversion Date (as defined in Section 4(c)(i)) in accordance with Section 4(c)(i) and/or on each Redemption Date. In the event that such Triggering Event is subsequently cured, the Dividends shall cease to accrue as of the date of such cure; provided, that the Dividends as calculated and unpaid as of the cure of such Triggering Event shall continue to be due and payable as set forth above; provided, further, that for the purpose of this Section 3, such Triggering Event shall not be deemed cured with respect to any given Holder unless and until any accrued and unpaid Dividends shall be paid to such Holder. Notwithstanding anything herein to the contrary, Dividends payable on any Dividends Date shall be reduced on a dollar for dollar basis for each dollar received by any given Holder since the immediately preceding Dividends Date (or, with respect to the first Dividends Date hereunder, since the Issuance Date) as a cash Distribution in accordance with Section 13.

4.       Conversion. At any time or times after the Initial Issuance Date, each Preferred Share shall be convertible into shares of Common Stock, on the terms and conditions set forth in this Section 4.

(a)       Holder’s Conversion Right. Subject to the provisions of Section 4(d), at any time or times on or after the Issuance Date, each Holder shall be entitled to convert any portion of the outstanding Preferred Shares held by such Holder into fully paid and nonassessable shares of Common Stock in accordance with Section 4(c) at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)       Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Preferred Share pursuant to Section 4(a) shall be determined by dividing (x) the Conversion Amount of such Preferred Share by (y) the Conversion Price (the “Conversion Rate”):

(i)        “Conversion Amount” means, with respect to each Preferred Share, as of the applicable date of determination, the sum of (1) the Stated Value to be converted, redeemed or otherwise with respect to which this determination is being made plus (2) any accrued and unpaid Late Charges, if any, with respect to such Stated Value.

(ii)        “Conversion Price” means, with respect to each Preferred Share, as of any Conversion Date or other date of determination, $0.02, subject to adjustment as provided herein.

(c)       Mechanics of Conversion. The conversion of each Preferred Share shall be conducted in the following manner:

(i)        Optional Conversion. To convert a Preferred Share into shares of Common Stock on any date (a “Conversion Date”), a Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 4(c)(iii), but without delaying the Company's requirement to deliver shares of Common Stock on the applicable Share Delivery Date (as defined below), such Holder shall surrender to a common carrier for delivery to the Company the original certificates representing the Preferred Shares (the “Preferred Share Certificates”) so converted as aforesaid as soon as practicable on or following such date (or an indemnification undertaking with respect to such Preferred Share Certificates in the case of its loss, theft or destruction). On or before the second (2nd) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or electronic mail a confirmation of receipt of such Conversion Notice to such Holder and the Company's transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (x) provided that the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and the Conversion Shares can then be immediately sold or transferred by such Holder pursuant to an effective registration statement or Rule 144, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit Withdrawal At Custodian system or (y) otherwise, issue and deliver to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled pursuant to such conversion. If the number of Preferred Shares represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(iii) is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder a new Preferred Share Certificate (in accordance with Section 18(d)) representing the number of Preferred Shares not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of each Preferred Share shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, irrespective of the date such Conversion Shares are credited to such Holder's account with DTC or the date of delivery of the certificates evidencing such Conversion Shares, as the case may be.

(ii)        Company’s Failure to Timely Convert. If the Company shall fail for any reason or for no reason on or prior to the applicable Share Delivery Date to issue and deliver a certificate to a Holder or credit such Holder's balance account with DTC, as required pursuant to the terms of Section 4(c)(i), for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of any Preferred Shares (a “Conversion Failure”), then such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, such Preferred Shares that have not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 4(c)(ii) or otherwise. In addition to the foregoing, if the Company shall fail on or prior to the Share Delivery Date to issue and deliver a certificate to such Holder, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Conversion Shares can then not be immediately sold or transferred by such Holder pursuant to an effective registration statement or Rule 144, or credit such Holder's balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and the Conversion Shares can then be immediately sold or transferred by such Holder pursuant to an effective registration statement or Rule 144, for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of any Preferred Shares or on any date of the Company's obligation to deliver shares of Common Stock as contemplated pursuant to clause (y) below, and if on or after such Trading Day such Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of Common Stock issuable upon such conversion that such Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after such Holder's request and in such Holder's discretion, either (x) pay cash to such Holder in an amount equal to such Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company's obligation to issue and deliver such certificate or credit such Holder's balance account with DTC for the shares of Common Stock to which such Holder is entitled upon such Holder's conversion of the applicable Preferred Shares shall terminate, or (y) promptly honor its obligation to deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC, as required pursuant to the terms of Section 4(c)(i), for such shares of Common Stock and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Buy-In Price (including brokerage commissions and other out-of-pocket expenses, if any). Nothing shall limit such Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of each Preferred Share as required pursuant to the terms hereof.

(iii)        Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each Preferred Share and number and Stated Value of the Preferred Shares then outstanding (the “Registered Preferred Shares”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and each Holder of the Preferred Shares shall treat each Person whose name is recorded in the Register as the owner of a Preferred Share for all purposes (including, without limitation, the right to receive payments and Dividends hereunder) notwithstanding notice to the contrary. A Registered Preferred Share may be assigned, transferred or sold, in whole or in part, only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Registered Preferred Shares by such Holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Preferred Shares in the same aggregate Stated Value as the Stated Value of the surrendered Registered Preferred Shares to the designated assignee or transferee pursuant to Section 18. Notwithstanding anything to the contrary in this Section 4(c)(iii), subject to (and not in lieu of) the transfer restrictions set forth in the 2015 SPA, a Holder may assign any Preferred Share to an Affiliate of such Holder or a Related Fund of such Holder without delivering a request to assign or sell such Preferred Share to the Company and the recordation of such assignment or sale in the Register (a “Related Party Assignment”); provided, that (x) the Company may continue to deal solely with such assigning or selling Holder unless and until such Holder has delivered a request to assign or sell such Preferred Share to the Company for recordation in the Register; (y) the failure of such assigning or selling Holder to deliver a request to assign or sell such Preferred Share to the Company shall not affect the legality, validity, or binding effect of such assignment or sale and (z) such assigning or selling Holder shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register (the “Related Party Register”) comparable to the Register on behalf of the Company, and any such assignment or sale shall be effective upon recordation of such assignment or sale in the Related Party Register. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of any Preferred Share Certificate in accordance with the terms hereof, such Holder shall not be required to physically surrender a Preferred Share Certificate to the Company unless (A) the full number of Preferred Shares represented by such Preferred Share Certificate is being converted or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of each Preferred Share upon physical surrender of such Preferred Share Certificate. The Holder and the Company shall maintain records showing the Stated Value, Dividends, if any, and Late Charges, if any, converted, and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of each Preferred Share Certificate upon conversion. If the Company does not update the Register to record such Stated Value, Dividend and Late Charges converted and/or paid (as the case may be) and the dates of such conversions or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares submitted for conversion, the Company shall convert from each Holder electing to have Preferred Shares converted on such date a pro rata amount of such Holder’s Preferred Shares submitted for conversion on such date based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23.

(d)       Limitation on Beneficial Ownership. The Company shall not effect the conversion of any of the Preferred Shares held by a Holder, and such Holder shall not have the right to convert any of the Preferred Shares held by such Holder pursuant to the terms and conditions of this Certificate of Designations and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of either 4.99% or 9.99% (as designated by the applicable Holder on the signature page of such Holder to the Exchange Agreement of such Holder (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and the other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible preferred stock or warrants, including the 2016 Notes and the Warrants) beneficially owned by such Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(d). For purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Preferred Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 4(d), to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including such Preferred Shares, by such Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Preferred Shares results in such Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, any Holder may from time to time increase or decrease the Maximum Percentage of such Holder to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and the other Attribution Parties and not to any other Holder that is not an Attribution Party of such Holder. For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Certificate of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of such Preferred Shares.

(e)       Automatic Conversion At Maturity. On the second anniversary of the Initial Issuance Date (the “Maturity Date”), so long as no Triggering Event then exists or is continuing, each Preferred Share that remains outstanding hereunder shall automatically convert (the "Maturity Automatic Conversion") into shares of Common Stock at a conversion price equal to $0.02 (as adjusted for stock splits, stock dividends, stock combinations recapitalizations and similar events occurring after the Subscription Date) (the “Maturity Automatic Conversion Price”) in accordance with the mechanics set forth in Section 4(c) (with “Maturity Automatic Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect thereto and with a Conversion Notice for such Preferred Shares subject to such Maturity Automatic Conversion being deemed to have been delivered by such Holder to the Company on the third (3rd) Trading Day immediately prior to the Maturity Date) (provided, however, that to the extent that the Maturity Automatic Conversion would result in any Holder and such Holder's other Attribution Parties exceeding the Maximum Percentage, then such Holder's Preferred Shares shall not automatically converted pursuant to the Maturity Automatic Conversion to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Maturity Automatic Conversion (and beneficial ownership) to such extent) and the portion of shares of Common Stock otherwise issuable to such Holder pursuant to the Maturity Automatic Conversion shall be held in abeyance for the benefit of such Holder until such time or times as its right thereto would not result in such Holder and such Holder's other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such shares of Common Stock otherwise issuable to such Holder pursuant to the Maturity Automatic Conversion to the same extent as if there had been no such limitation).

(f)       Alternate Conversion.

(i)         General. Subject to Section 4(d), at any time after the eight month anniversary of the Initial Issuance Date (or such other date as mutually determined by the Company and the Required Holders), a Holder may, at such Holder’s option, by delivery of a Conversion Notice to the Company (the date of any such Conversion Notice, each an “Alternate Conversion Date”), convert all, or any number of Preferred Shares (such Conversion Amount of the Preferred Shares to be converted pursuant to this Section 4(f), the “Alternate Conversion Amount”) into shares of Common Stock at the Alternate Conversion Price (each, a “Alternate Conversion”).

(ii) Mechanics of Alternate Conversion. On any Alternate Conversion Date, a Holder may voluntarily convert any Alternate Conversion Amount pursuant to Section 4(c) (with “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Alternate Conversion) by designating in the Conversion Notice delivered pursuant to this Section 4(f) of this Certificate of Designations that such Holder is electing to use the Alternate Conversion Price for such conversion. Notwithstanding anything to the contrary in this Section 4(f), but subject to Section 4(d), until the Company delivers shares of Common Stock representing the applicable Alternate Conversion Amount to such Holder, such Alternate Conversion Amount may be converted by such Holder into shares of Common Stock pursuant to Section 4(c) without regard to this Section 4(f).

(g)       Automatic Conversion. On the first (1st) Trading Day after the date hereof (or such other date as mutually determined by the Company and the Required Holders) (the “Automatic Conversion Date”), so long as no Triggering Event then exists or is continuing, such aggregate number of Preferred Shares with respect to each Holder convertible into such Holder’s Initial Required Reservation Amount (as set forth on the signature page such Holder’s Exchange Agreement) (less any shares of Common Stock issued (or deemed issued) to such Holder with respect to any Conversion Notice(s) of such Holder delivered to the Company on or prior to the Automatic Conversion Date) (rounded down to the nearest Preferred Share for each Holder) shall automatically convert (the "Automatic Conversion") into shares of Common Stock at a conversion price equal to $0.02 (as adjusted for stock splits, stock dividends, stock combinations recapitalizations and similar events occurring after the Subscription Date) (the “Automatic Conversion Price”) in accordance with the mechanics set forth in Section 4(c) (with “Automatic Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect thereto and with a Conversion Notice for such applicable Preferred Shares subject to the Automatic Conversion being deemed to have been delivered by such Holder to the Company on the third (3rd) Trading Day immediately prior to the Automatic Conversion Date) (provided, however, that to the extent that the Automatic Conversion would result in any Holder and such Holder's other Attribution Parties exceeding the Maximum Percentage, then such Holder's Preferred Shares shall not automatically converted pursuant to the Automatic Conversion to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Automatic Conversion (and beneficial ownership) to such extent) and the portion of shares of Common Stock otherwise issuable to such Holder pursuant to the Automatic Conversion shall be held in abeyance for the benefit of such Holder until such time or times as its right thereto would not result in such Holder and such Holder's other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such shares of Common Stock otherwise issuable to such Holder pursuant to the Automatic Conversion to the same extent as if there had been no such limitation).

5.       Rights Upon Fundamental Transactions.

(a)       Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements, if so requested by such Holder, to deliver to such Holder in exchange for such Preferred Shares of such Holder, a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Shares, including, without limitation, having a stated value and dividend rate equal to the Stated Value amount and the Default Rate of the Preferred Shares then outstanding, having similar conversion rights and having similar ranking to the Preferred Shares, and satisfactory to the Required Holders. Upon the occurrence or consummation of any Fundamental Transaction in which the Company is not the Successor Entity (or in which the Common Stock ceases to be registered under the 1934 Act), and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Company” under this Certificate of Designations (so that from and after the date of such Fundamental Transaction, each and every provision of this Certificate of Designations referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Certificate of Designations with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Certificate of Designations, and, solely at the request of such Holder, if the Successor Entity and/or Successor Entities is a publicly traded corporation whose common capital stock is quoted on or listed for trading on an Eligible Market, shall deliver (in addition to and without limiting any right under this Certificate of Designations ) to such Holder in exchange for each Preferred Share a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to each Preferred Share and convertible for a corresponding number of shares of capital stock of the Successor Entity and/or Successor Entities (the “Successor Capital Stock”) equivalent (as set forth below) to the shares of Common Stock acquirable and receivable upon conversion of each Preferred Share (without regard to any limitations on the conversion of each Preferred Share) prior to such Fundamental Transaction (such corresponding number of shares of Successor Capital Stock to be delivered to such Holder shall be equal to the greater of (I) the quotient of (A) the aggregate dollar value of all consideration (including cash consideration and any consideration other than cash (“Non-Cash Consideration”), in such Fundamental Transaction, as such values are set forth in any definitive agreement for the Fundamental Transaction that has been executed at the time of the first public announcement of the Fundamental Transaction or, if no such value is determinable from such definitive agreement, as determined in accordance with Section 23 with the term “Non-Cash Consideration” being substituted for the term “Conversion Price”) that such Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had each Preferred Share been converted immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the conversion of each Preferred Share) (the “Aggregate Consideration”) divided by (B) the per share Closing Sale Price of such corresponding Successor Capital Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction and (II) the product of (A) the Aggregate Consideration and (B) the highest exchange ratio pursuant to which any stockholder of the Company may exchange Common Stock for Successor Capital Stock) (provided, however, to the extent that a Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation), and such security shall be satisfactory to such Holder, and with an identical conversion price to the Conversion Price hereunder (such adjustments to the number of shares of capital stock and such conversion price being for the purpose of protecting after the consummation or occurrence of such Fundamental Transaction the economic value of each Preferred Share that was in effect immediately prior to the consummation or occurrence of such Fundamental Transaction, as elected by such Holder solely at its option). Upon occurrence or consummation of the Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of such Fundamental Transaction that, the Company and the Successor Entity or Successor Entities shall deliver to each Holder confirmation that there shall be issued upon conversion of each Preferred Share at any time after the occurrence or consummation of the Fundamental Transaction, as elected by such Holder solely at its option, shares of Common Stock, Successor Capital Stock or, in lieu of the shares of Common Stock or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the conversion of each Preferred Share prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that such Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had each Preferred Share been converted immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the conversion of each Preferred Share), as adjusted in accordance with the provisions of this Certificate of Designations. The provisions of this Section 5(a) shall apply similarly and equally to successive Fundamental Transactions.

6.       Redemptions.

(a)       Triggering Event Redemption Right. Upon the occurrence of any Triggering Event, the Company shall within two (2) Business Day deliver written notice thereof via facsimile or electronic mail and overnight courier (an “Triggering Event Notice”) to each Holder. A Triggering Event Notice shall include (I) a reasonable description of the applicable Triggering Event, (II) a certification as to whether, in the opinion of the Company, such Triggering Event is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Triggering Event and (III) a certification as to the date the Triggering Event occurred. Provided that the Lead Investor shall have required the Company to redeem all or any the Lead Investor's Preferred Shares in connection with the applicable Triggering Event (the aggregate number of Preferred Shares of the Lead Investor subject to such redemption, the “Lead Investor Redemption Preferred Shares”), at any time after the earlier of a Holder's receipt of a Triggering Event Notice and such Holder becoming aware of a Triggering Event and ending on the fifteenth (15th) Trading Day after the later of (x) the date such Triggering Event is cured and (y) such Holder's receipt of a Triggering Event Notice, such Holder may require the Company to redeem (an “Triggering Event Redemption”) all, or part, of such aggregate number of Preferred Shares of such Holder not in excess of the product obtained by multiplying (i) the number of Preferred Shares that are then held by such Holder and (ii) a fraction (I) the numerator of which equals the Lead Investor Redemption Preferred Shares and (II) the denominator of which equals the aggregate number of Preferred Shares of the Lead Investor that is then outstanding, then, by delivering written notice thereof (the “Triggering Event Redemption Notice”) to the Company, which Triggering Event Redemption Notice shall indicate the aggregate number of Preferred Shares that such Holder is electing to require the Company to redeem. Each Preferred Share subject to redemption by the Company pursuant to this Section 6(a) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the greater of (x) 125% of the Conversion Amount of the Preferred Shares being redeemed and (y) the product of (A) the Conversion Amount of the Preferred Shares being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding such Triggering Event and ending on the date the applicable Holder delivers the Triggering Event Redemption Notice, by (II) the lowest Conversion Price in effect during such period (the “Triggering Event Redemption Price”). Redemptions required by this Section 6(a) shall be made in accordance with the provisions of this Section 6. Notwithstanding anything to the contrary in this Section 6(a), but subject to Section 4(d), until the Triggering Event Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount of the Preferred Shares submitted for redemption under this Section 6(a) may be converted, in whole or in part, by the applicable Holder into Common Stock pursuant to Section 4.To the extent redemptions required by this Section 6(a) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company's redemption of any Preferred Shares under this Section 6(a), a Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any Triggering Event redemption premium due under this Section 6(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder's actual loss of its investment opportunity and not as a penalty.

(b)       Change of Control Redemption Right. No sooner than twenty (20) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to each Holder (a “Change of Control Notice”). At any time during the period beginning on the earlier to occur of (x) any oral or written agreement by the Company or any of its Subsidiaries, upon consummation of which the transaction contemplated thereby would reasonably be expected to result in a Change of Control, (y) a Holder becoming aware of a Change of Control and (z) such Holder's receipt of a Change of Control Notice and ending twenty-five (25) Trading Days after the date of the consummation of such Change of Control, such Holder may require the Company to redeem (a “Change of Control Redemption”) all, or part, of the Preferred Shares of such Holder by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the aggregate number of Preferred Shares of such Holder that such Holder is electing to require the Company to redeem. The aggregate number of Preferred Shares of such Holder subject to redemption pursuant to this Section 6(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the greater of (x) 125% of the Conversion Amount of the Preferred Shares of such Holder being redeemed and (y) the product of (A) the Conversion Amount of the Preferred Shares of such Holder being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of the Change of Control and (y) the public announcement of such Change of Control and ending on the date such Holder delivers the Change of Control Redemption Notice, by (II) the lowest Conversion Price in effect during such period (the “Change of Control Redemption Price”). Redemptions required by this Section 6(b) shall be made in accordance with the provisions of Section 6 and shall have priority to payments to stockholders in connection with a Change of Control. To the extent redemptions required by this Section 6(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 6(b), but subject to Section 4(d), until the Change of Control Redemption Price is paid in full, the Preferred Shares submitted for redemption under this Section 6(b) may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 4. The parties hereto agree that in the event of the Company's redemption of any Preferred Shares under this Section 6(b), a Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any Change of Control redemption premium due under this Section 6(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder's actual loss of its investment opportunity and not as a penalty.

(c)       Company Optional Redemptions. At any time after the Initial Issuance Date, the Company shall have the right to redeem all, but not less than all, of the Preferred Shares then outstanding (the Conversion Amount of such Preferred Shares, the “Company Optional Redemption Amount”) as designated in the Company Optional Redemption Notice on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”). The Preferred Shares subject to redemption pursuant to this Section 6(c) shall be redeemed by the Company on the Company Optional Redemption Date in cash by wire transfer of immediately available funds pursuant to wire instructions provided by each applicable Holder in writing to the Company at a price equal to greater of (x) 125% of the Conversion Amount of the Preferred Shares being redeemed and (y) the product of (A) the Conversion Amount of the Preferred Shares being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the Company Optional Redemption Notice Date and ending on the Company Optional Redemption Date (each as defined below), by (II) the lowest Conversion Price in effect during such period (the “Company Optional Redemption Price”). The Company may exercise its right to require redemption under this Section 6(c) by delivering a written notice thereof by facsimile or electronic mail and overnight courier to each Holder (the “Company Optional Redemption Notice” and the date all of the Holders received such notice is referred to as the “Company Optional Redemption Notice Date”). The Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall (i) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”), which date shall not be less than fifteen (15) Trading Days nor more than twenty-five (25) Trading Days following the Company Optional Redemption Notice Date and (ii) state the aggregate Conversion Amount of the Preferred Shares which the Company has elected to be subject to Company Optional Redemption from each Holder pursuant to this Section 6(c) on the Company Optional Redemption Date. The Company may not effect more than one (1) Company Optional Redemption. Notwithstanding anything to the contrary in this Section 6(c), until the Company Optional Redemption Price is paid, in full, the Preferred Shares of a Holder may be converted, in whole or in part, by such Holder into shares of Common Stock pursuant to Section 4. All Conversion Amounts converted by such Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of each Preferred Share required to be redeemed on the Company Optional Redemption Date, unless such Holder otherwise indicates in the applicable Conversion Notice. Company Optional Redemptions made pursuant to this Section 6(c) shall be made in accordance with Section 6(d)To the extent redemptions required by this Section 6(c) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company's redemption of any portion of the Preferred Share under this Section 6(c), a Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder.

(d)       Redemption Mechanics. If a Holder has submitted a Triggering Event Redemption Notice in accordance with Section 6(a), the Company shall deliver the applicable Triggering Event Redemption Price to such Holder in cash within three (3) Business Days after the Company’s receipt of such Triggering Event Redemption Notice (each, a “Triggering Event Redemption Date”). If a Holder has submitted a Change of Control Redemption Notice in accordance with Section 6(b), the Company shall deliver the applicable Change of Control Redemption Price to such Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within three (3) Business Days after the Company’s receipt of such notice otherwise (each, a “Change of Control Redemption Date”). The Company shall deliver the Company Optional Redemption Price on the Company Optional Redemption Date. The Company shall pay the applicable Redemption Price to the applicable Holder in cash by wire transfer of immediately available funds pursuant to wire instruction provided by such Holder in writing to the Company on the applicable due date. In the event of a redemption of less than all of the Preferred Shares, the Company shall promptly cause to be issued and delivered to such Holder a new Preferred Certificate (in accordance with Section 18) representing the number of Preferred Shares which have not been redeemed and with a Stated Value as if no Redemption Notice has been delivered. In the event that the Company does not pay the applicable Redemption Price to a Holder within the time period required for any reason (including, without limitation, to the extent such payment is prohibited pursuant to the DGCL), at any time thereafter and until the Company pays such unpaid Redemption Price in full, such Holder shall have the option, in lieu of redemption, to require the Company to promptly return to such Holder all or any of the Preferred Shares that were submitted for redemption and for which the applicable Redemption Price has not been paid. Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Preferred Shares, (y) the Company shall immediately return each Preferred Share Certificate, or issue a new Preferred Share Certificate (in accordance with Section 18) to such Holder representing such Preferred Shares to be redeemed and (z) the Conversion Price of such Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided and (B) the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Preferred Shares subject to such notice.

(e)       Redemption by Multiple Holders. Upon the Company’s receipt of a Redemption Notice from any Holder for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in this Section 6, the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to each other Holder by facsimile or electronic mail a copy of such notice. If the Company receives one or more Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the initial Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the initial Redemption Notice and the Company is unable to redeem all Stated Value and other amounts designated in such initial Redemption Notice and such other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each Holder based on the Stated Value of the Preferred Shares submitted for redemption pursuant to such Redemption Notices received by the Company during such seven (7) Business Day period.

(f)       Insufficient Assets. If upon a Redemption Date, the assets of the Company are insufficient to pay the applicable Redemption Price, the Company shall (i) take all appropriate action reasonably within its means to maximize the assets available for paying the applicable Redemption Price, (ii) redeem out of all such assets available therefor on the applicable Redemption Date the maximum possible Conversion Amount that it can redeem on such date, pro rata among the Holders to be redeemed in proportion to the aggregate number of Preferred Shares outstanding on the applicable Redemption Date and (iii) following the applicable Redemption Date, at any time and from time to time when additional assets of the Company become available to redeem the remaining Conversion Amount of the Preferred Shares, the Company shall use such assets, at the end of the then current calendar month, to redeem the balance of such Conversion Amount of the Preferred Shares, or such portion thereof for which assets are then available, on the basis set forth above at the applicable Redemption Price, and such assets will not be used prior to the end of such calendar month for any other purpose.

7.       Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a)       Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of such Holder until such time or times, if ever, as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage), at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b)       Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, the Holders will thereafter have the right to receive upon conversion of the Preferred Shares at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by any Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion of such Holder's Preferred Shares prior to such Corporate Event (but not in lieu of such items still issuable under Sections 7(a) and 13, which shall continue to be receivable on the Common Stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock prior to the date of consummation of such Corporate Event), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which such Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had Holder's Preferred Shares been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion of the Preferred Shares). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section 7 shall apply similarly and equally to successive Corporate Events.

8.       Rights Upon Issuance of Other Securities.

(a)       Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 8(a) is deemed to have issued or sold, or the Company publicly announces the issuance or sale of, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock issued or sold, or in accordance with this Section 8(a) is deemed to have been issued or sold, by the Company (x) in connection with any Excluded Securities, (y) for which the applicable Holder received a Distribution in at least an equivalent amount pursuant to Section 13 and (z) adjusting the Conversion Price pursuant to Section 8(b)), for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 8(a), the following shall be applicable:

(i)        Issuance of Options. If the Company in any manner grants or sells, or the Company publicly announces the issuance or sale of, any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)        Issuance of Convertible Securities. If the Company in any manner issues or sells, or the Company publicly announces the issuance or sale of, any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 8(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange or exercise thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 8(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)        Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 8(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 8(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)        Calculation of Consideration Received. If any Option and/or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by such Holder, the “Primary Security”, and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities” and together with the Primary Security, each a “Unit”), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be the lowest of (x) the purchase price of such Unit, (y) if such Primary Security is an Option and/or Convertible Security, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Section 8(a)(i) or 8(a)(ii) above and (z) the lowest Weighted Average Price of the Common Stock on any Trading Day during the three (3) Trading Day period immediately following the public announcement of such Dilutive Issuance (for the avoidance of doubt, if such public announcement is released prior to the opening of the Principal Market on a Trading Day, such Trading Day shall be the first Trading Day in such three (3) Trading Day period). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such publicly traded securities on the date of receipt of such publicly traded securities. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. Notwithstanding anything to the contrary contained in this Section 8(a), if the New Issuance Price calculated pursuant to this Section 8(a) would result in a price less than $0.0001, the New Issuance Price shall be deemed to be $0.0001.

(v)        Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vi) No Readjustments. For the avoidance of doubt, in the event the Conversion Price has been adjusted pursuant to this Section 8(a) and the Dilutive Issuance that triggered such adjustment does not occur, is not consummated, is unwound or is cancelled after the facts for any reason whatsoever, in no event shall the Conversion Price be readjusted to the Conversion Price that would have been in effect if such Dilutive Issuance had not occurred or been consummated.

(b)       Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 8(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c)       Other Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price, as mutually determined by the Company's Board of Directors and the Required Holders, so as to protect the rights of such Holder under this Certificate of Designations ; provided, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 8.

(d)       Voluntary Adjustment by Company. The Company may at any time any Preferred Shares remain outstanding, with the prior written consent of the Required Holders, reduce the then current Conversion Price, the Maturity Automatic Conversion Price, the Automatic Conversion Price and/or the Alternate Conversion Price, as applicable, to any amount and for any period of time deemed appropriate by the Board of Directors.

9.       Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the 2015 SPA), Bylaws (as defined in the 2015 SPA) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Preferred Shares above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares.

10.       Exchange. In the event the Company enters into a Subsequent Placement (as defined in the 2015 SPA) while any of the Preferred Shares remains outstanding (other than (x) to the extent prohibited by applicable law and then only if the Company is unable under applicable law to affect a transaction with the Holders substantially and/or economically equivalent as determined by the Required Holders to such Exchange (as defined below) or (y) with respect to Excluded Securities), each Holder may, in its sole and absolute discretion, exchange (an “Exchange”) all or any portion of the outstanding Conversion Amount, and/or other amounts then payable under such Holder's Preferred Shares (such exchanged amount, the “Exchange Amount”), as purchase price for the securities to be offered in such Subsequent Placement in connection with, and otherwise upon the same terms available to other investors generally in connection with, such Subsequent Placement. The Company shall take any and all actions necessary, advisable or reasonably requested by any Holder to ensure that such Holder is entitled and permitted, at such Holder's election, to participate as an investor in any Subsequent Placement as contemplated in this paragraph. In the event that a Holder exercises this right, the Company shall take all actions necessary, advisable or reasonably requested by such Holder to cause (a) such exchange to be promptly (but in no event later than the scheduled closing date for such Subsequent Placement) consummated in favor of such Holder upon the same terms available to other investors in connection with such Subsequent Placement, and (b) such Holder to promptly (but in no event later than the scheduled closing date of such Subsequent Placement) be issued such securities offered in connection with such Subsequent Placement as if such Holder had invested an amount equal to the Exchange Amount in cash in such Subsequent Placement. Following any such exchange pursuant to this paragraph, such Holder's Preferred Shares shall remain outstanding in accordance with its terms as to all amounts payable thereunder that have not been exchanged for securities in connection with such Subsequent Placement.

11.       Voting Rights. The Holders of Preferred Shares shall have the right to vote with holders of shares of Common Stock, voting together as one class on all matters, with each Preferred Share entitling the Holder thereof to cast that number of votes per share as is equal to the aggregate number of shares of Common Stock into which it is then convertible (without regard to any limitations on conversion set forth herein, including, without limitation, the Maximum Percentage and/or the failure to have a sufficient number of shares of Common Stock reserved or available for issuance pursuant to the Certificate of Designations) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated; provided, that no Holder (together with such Holder’s Attribution Parties) shall be permitted to have a number of votes in excess of such aggregate number of votes granted to the holders of 9.99% of the shares of Common Stock then outstanding (including any votes with respect to any shares of Common Stock and Preferred Shares held by the Holder or such Holder’s Attribution Parties). Holders of Preferred Shares shall also have such other voting rights as expressly provided in this Certificate of Designations and the DGCL. To the extent that under the DGCL the vote of the holders of the Preferred Shares, voting separately as a class or series as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders, voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the DGCL), voting together in the aggregate and not in separate series unless required under the DGCL, shall constitute the approval of such action by both the class or the series, as applicable. Holders of the Preferred Shares shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Company’s bylaws and the DGCL).

12.       Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per Preferred Share equal to the greater of (A) the Conversion Amount thereof on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Preferred Shares into Common Stock immediately prior to the date of such payment (without regard to any limitations on the conversion of each Preferred Share), provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and all holders of shares of Parity Stock. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 12. All the preferential amounts to be paid to the Holders under this Section 12 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 12 applies.

13.       Distribution of Assets. If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then each Holder, as holders of Preferred Shares, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that such Holder’s right to participate in any such Distribution would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of such Holder until such time or times as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such Distribution (and any Distribution declared or made under this Section 13 on such initial Distribution or on any subsequent Distribution to be held similarly in abeyance) to the same extent as if there had been no such limitation).

14.       Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, in each case, solely if such action would materially adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Preferred Shares; (c) purchase, repurchase or redeem any shares of capital stock of the Company junior in rank to the Preferred Shares (other than pursuant to equity incentive agreements (that have in good faith been approved by the Board of Directors) with employees giving the Company the right to repurchase shares upon the termination of services); (e) without limiting any provision of Section 2, pay dividends or make any other distribution on any shares of any capital stock of the Company junior in rank to the Preferred Shares; (f) issue any Preferred Shares other than pursuant to those certain Amended and Restated Exchange Agreements, dated as of November 2, 2016, each by and between the Company and a Holder (the “Exchange Agreements”); or (g) without limiting any provision of Section 9, whether or not prohibited by the terms of this Certificate of Designations, circumvent a right of the Preferred Shares. Notwithstanding anything herein to the contrary, if the Company shall have obtained the affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the Required Holders, voting together as a single class, with respect to any amendment, waiver or repeal of any provision of this Certificate of Designations (each, a “Permitted Amendment”), but such Permitted Amendment would not be permitted to be effective under applicable law without the prior approval of such aggregate number of holders of Common Stock of the Company as required to amend the Company’s Certificate of Incorporation, each of the Holders hereby agree to exchange the Preferred Shares of such Holder for an identical number of shares of a new series of preferred stock of the Company to be issued pursuant to a new certificate of designations, which shall be identical to this Certificate of Designations, subject to any change reasonably necessary to effect the Permitted Amendment, as reasonably approved by the Required Holders.

15.       NEGATIVE COVENANTS. Until all of the Preferred Shares have been converted, redeemed or otherwise satisfied in accordance with their respective terms, the Company shall not, and the Company shall not permit any of its Subsidiaries without the prior written consent of the Required Holders to, directly or indirectly:

(a)       incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness;

(b)       allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens;

(c)       redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Preferred Shares), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Triggering Event has occurred and is continuing;

(d)       redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (including, without limitation Permitted Indebtedness other than the Preferred Shares), by way of payment in respect of principal of (or premium, if any) such Indebtedness prior to the scheduled maturity date of such Indebtedness. For clarity, such restriction shall not preclude the payment of regularly scheduled interest payments which may accrue under such Permitted Indebtedness;

(e)       redeem or repurchase its Equity Interest (other than the Preferred Shares), or permit any Subsidiary to redeem or repurchase its Equity Interest (except on a pro rata basis among all holders thereof) or declare or pay any cash dividend or distribution on any Equity Interest of the Company or of its Subsidiaries (other than the Preferred Shares) without in each case the prior express written consent of the Required Holders;

(f)       make, any change in the nature of its business as described in the Company's most recent Annual Report filed on Form 10-K with the SEC. The Company shall not modify its corporate structure or purpose;

(g)       encumber or allow any Liens on, any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of the Company and its Subsidiaries connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, other than Permitted Liens; or

(h)       enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof.

16.       AFFIRMATIVE COVENANTS.

(a)       General. Until all of the Preferred Shares have been converted, redeemed or otherwise satisfied in accordance with their respective terms, the Company shall, and the Company shall cause each Subsidiary to, directly or indirectly:

(i) maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where failure to do so would not result in a Material Adverse Effect;

(ii) maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are reasonably necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the material provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder;

(iii) maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated; and

(iv) maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its Intellectual Property Rights (as defined in the 2015 SPA) which are reasonably necessary in the proper conduct of its business.

(b)       Reservation. The Company shall initially reserve out of its authorized and unissued shares of Common Stock at least 104,878,294 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date) for the Preferred Shares to effect the conversion of the Preferred Shares, without regard to any limitations on conversion set forth herein. The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders and the holders of the 2015 Warrants based on the Principal amount of the 2015 Notes issued to the Holder on the issuance date of the 2015 Notes. Any shares of Common Stock reserved and allocated to any Holder which ceases to hold any Preferred Shares shall be allocated to the other Holders, pro rata based on the Principal amount of the Preferred Shares then held by such other Holders.

17.       Transfer of Preferred Shares. A Holder may transfer some or all of its Preferred Shares without the consent of the Company.

18.       Reissuance of Preferred Certificates.

(a)       Transfer. If any Preferred Shares are to be transferred, the applicable Holder shall surrender the applicable Preferred Share Certificate to the Company, whereupon the Company will forthwith issue and deliver upon the order of such Holder a new Preferred Share Certificate (in accordance with Section 18(d)), registered as such Holder may request, representing the outstanding number of Preferred Shares being transferred by such Holder and, if less than the entire outstanding number of Preferred Shares is being transferred, a new Preferred Share Certificate (in accordance with Section 18(d)) to such Holder representing the outstanding number of Preferred Shares not being transferred. Such Holder and any assignee, by acceptance of the Preferred Share Certificate, acknowledge and agree that, by reason of the provisions of Section 4(c)(iii) following conversion or redemption of any of the Preferred Shares, the outstanding number of Preferred Shares represented by the Preferred Shares may be less than the number of Preferred Shares stated on the face of the Preferred Share Certificate.

(b)       Lost, Stolen or Mutilated Preferred Share Certificate. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Preferred Share Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Preferred Share Certificate, the Company shall execute and deliver to such Holder a new Preferred Share Certificate (in accordance with Section 18(d)) representing the applicable outstanding number and Stated Value of Preferred Shares.

(c)       Preferred Share Certificate Exchangeable for Different Denominations. Each Preferred Share Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Company, for a new Preferred Share Certificate or Preferred Share Certificate(s) (in accordance with Section 18(d)) representing in the aggregate the outstanding number of the Preferred Shares in the original Preferred Share Certificate, and each such new Preferred Share Certificate will represent such portion of such outstanding number of Preferred Shares from the original Preferred Share Certificate as is designated by such Holder at the time of such surrender.

(d)       Issuance of New Preferred Share Certificate. Whenever the Company is required to issue a new Preferred Share Certificate pursuant to the terms of this Certificate of Designations, such new Preferred Share Certificate (i) shall represent, as indicated on the face of such Preferred Share Certificate, the number of Preferred Shares remaining outstanding (or in the case of a new Preferred Share Certificate being issued pursuant to Section 18(a) or Section 18(c), the number of Preferred Shares designated by such Holder which, when added to the number of Preferred Shares represented by the other new Preferred Share Certificates issued in connection with such issuance, does not exceed the number of Preferred Shares remaining outstanding under the original Preferred Share Certificate immediately prior to such issuance of new Preferred Share Certificate), and (ii) shall have an issuance date, as indicated on the face of such new Preferred Share Certificate, which is the same as the issuance date of the original Preferred Share Certificate.

19.       Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Company’s compliance with the terms and conditions of this Certificate of Designations.

20.       Payment of Collection, Enforcement and Other Costs. If (a) any Preferred Shares are placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under this Certificate of Designations with respect to the Preferred Shares or to enforce the provisions of this Certificate of Designations or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting the Company’s creditors’ rights and involving a claim under this Certificate of Designations, then the Company shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable and documented attorneys' fees and disbursements.

21.       Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Company and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Designations. Terms used in this Certificate of Designations and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Required Holders.

22.       Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 22 shall permit any waiver of any provision of Section 4(d).

23.       Dispute Resolution. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate, the Conversion Price or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within one (1) Business Day of receipt of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the applicable Holder. If such Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to such Holder, then the Company shall, within one (1) Business Day submit via facsimile or electronic mail (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by such Holder and approved by the Company, such approval not to be unreasonably withheld, delayed or conditioned, or (b) the disputed arithmetic calculation of the Conversion Rate, Conversion Price or any Redemption Price to an independent, outside accountant, selected by such Holder and approved by the Company, such approval not to be unreasonably withheld, delayed or conditioned. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and such Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

24.       Notices; Currency; Payments.

(a)       Notices. Whenever notice is required to be given under this Certificate of Designations , unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the 2015 SPA. The Company shall provide each Holder with prompt written notice of all actions taken pursuant to each Preferred Share, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(b)       Currency. All dollar amounts referred to in this Certificate of Designations are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Certificate of Designations shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Certificate of Designations, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c)       Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Certificate of Designations, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the 2015 SPA), provided that such Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and such Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Certificate of Designations is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

25.       Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Certificate of Designations and the 2015 SPA.

26.       Governing Law. This Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Designations shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Holders (as evidenced by the acceptance of the Preferred Share Certificate issued to such Holder) and the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Holders (as evidenced by the acceptance of the Preferred Share Certificate issued to such Holder) and the Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such other Person at the address set forth in Section 9(f) of the 2015 SPA and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to such Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such Holder. THE HOLDERS (AS EVIDENCED BY THE ACCEPTANCE OF THE PREFERRED SHARE CERTIFICATE ISSUED TO SUCH HOLDER) AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THE PREFERRED SHARE CERTIFICATE OR ANY TRANSACTION CONTEMPLATED HEREBY.

27.       Severability. If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

28.       Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the applicable Holder and thus refunded to the Company.

29.       Stockholder Matters; Amendment.

(a)       Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the DGCL, the Certificate of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Company’s stockholders or at a duly called meeting of the Company’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b)       Amendment. Notwithstanding anything in Section 14 to the contrary, this Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the DGCL, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the DGCL and the Certificate of Incorporation.

30.       Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, such Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

31.       Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a)       “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b)       “2015 Notes” means those certain Senior Secured Convertible Notes issued by the Company pursuant to the 2015 SPA, as amended from time to time prior to the Subscription Date.

(c)       “2015 SPA” means that certain Securities Purchase Agreement dated as of December 28, 2015 by and among the Company and the Buyers listed on the signature pages attached thereto, as amended from time to time prior to the Subscription Date.

(d)       “2015 Warrants” means those certain warrants issued by the Company pursuant to the 2015 SPA, as amended from time to time prior to the Subscription Date.

(e)       “2016 Notes” means those certain Senior Secured Convertible Notes issued by the Company pursuant to the 2016 SPA, as amended from time to time prior to the Subscription Date.

(f)       “2016 SPA” means that certain Securities Purchase Agreement dated as of June 29, 2016 by and among the Company and the Buyers listed on the signature pages attached thereto, as amended from time to time prior to the Subscription Date.

(g)       “2016 Warrants” means those certain warrants issued by the Company pursuant to the 2016 SPA, as amended from time to time prior to the Subscription Date.

(h)       “Additional Amount” means, as of the applicable date of determination, with respect to each Preferred Share, all declared and unpaid Dividends on such Preferred Share.

(i)       "Adjustment Right" means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 8) of shares of Common Stock (other than rights of the type described in Section 7(a) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(j)       “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(k)       “Alternate Conversion Price” means, as of any date of determination, 85% of the arithmetic average of the lower of (i) the three (3) lowest daily Weighted Average Prices of the Common Stock during the Measuring Period and (ii) the Weighted Average Price of the Common Stock on the Trading Day immediately preceding the applicable date of determination. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction during such Measuring Period.

(l)       “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

(m)       “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by a Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

(n)       “Bloomberg” means Bloomberg, L.P.

(o)       “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(p)       “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (iii) a merger in connection with a bona fide acquisition by the Company of any Person in which (x) the gross consideration paid, directly or indirectly, by the Company in such acquisition is not greater than 20% of the Company's market capitalization as calculated on the date of the consummation of such merger and (y) such merger does not contemplate a change to the identity of a majority of the board of directors of the Company. Notwithstanding anything herein to the contrary, any transaction or series of transaction that, directly or indirectly, results in the Company or the Successor Entity not having Common Stock or common stock, as applicable, registered under the 1934 Act and listed on an Eligible Market shall be deemed a Change of Control.

(q)       “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin Board of Directors for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(r)       “Closing Date” shall have the meaning set forth in the Exchange Agreements, which date is the date the Company initially issued the Preferred Shares.

(s)        “Common Stock” means (i) the Company's shares of Common Stock, par value $0.0001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(t)       “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(u)       “Conversion Shares” means shares of Common Stock issuable by the Company pursuant to the terms of any of the Preferred Shares, including, without limitation, any related Stated Value, Dividend and Late Charges so converted or redeemed.

(v)       “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(w)       “Default Rate” means 10.00% per annum.

(x)        “Eligible Market” means The New York Stock Exchange, the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

(y)       "Equity Interests" means (a) all shares of capital stock (whether denominated as common capital stock or preferred capital stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

(z)       “Excluded Securities” means any shares of Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) pursuant to the terms of the Certificate of Designations, upon conversion of the 2016 Notes or upon exercise of the Warrants or the Subordination Warrants; provided that the terms of the Certificate of Designations, such 2016 Notes, Warrants or Subordination Warrants, as applicable, are not amended, modified or changed on or after the Subscription Date except in the case of this Certificate of Designations as provided in Section 29(b) hereunder; and (iii) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date; provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date.

(aa) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(bb) "GAAP" means United States generally accepted accounting principles, consistently applied.

(cc) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(dd) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, individually or in the aggregate exceeding $10,000, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(ee) “Lead Investor” means Hudson Bay Master Fund Ltd.

(ff) “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company.

(gg) “Material Adverse Effect” shall have the meaning ascribed to such term in the Exchange Agreements.

(hh) “Measuring Period” means the twenty (20) consecutive Trading Day period ending on the Trading Day immediately preceding the applicable date of determination.

(ii) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(jj) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common capital stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(kk) “Permitted Indebtedness” means (i) Indebtedness evidenced by the Preferred Shares and the 2016 Notes, (ii) trade payables incurred in the ordinary course of business consistent with past practice, (iii) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by each Preferred Share, as reflected in a written agreement acceptable to the Required Holders and approved by the Required Holders in writing, and which Indebtedness does not provide at any time for (a) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (b) total interest and fees at a rate in excess of 10.00% per annum, (iv) Indebtedness secured by Permitted Liens described in clauses (iv) of the definition of Permitted Liens, and (v) Permitted Indebtedness set forth on Schedule 31(ll) attached hereto.

(ll) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Triggering Event under Section 31(ccc)(vii); (ix) Permitted Liens set forth on Schedule 31(mm) of this Certificate of Designations in effect on the Subscription Date; (x) Liens arising under the Transaction Documents and (y) Liens with respect to the 2016 Notes.

(mm) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(nn) “Principal Market” means the OTCQB.

(oo) “Redemption Notices” means, collectively, the Triggering Events Redemption Notices, the Company Optional Redemption Notice and the Change of Control Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(pp) “Redemption Prices” means, collectively, the Triggering Event Redemption Price, the Change of Control Redemption Price and the Company Optional Redemption Price, each of the foregoing, individually, a "Redemption Price".

(qq) “Related Fund” means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person.

(rr) “Required Holders” means the holders of Preferred Shares representing on the Closing Date at least fifty-one percent (51%) of the aggregate Stated Value amount of the Preferred Shares issued on the Closing Date and shall include the Lead Investor so long as the Lead Investor and/or any of its Affiliates collectively hold at least five percent (5%) of the Preferred Shares, in the aggregate.

(ss) “SEC” means the Securities and Exchange Commission or the successor thereto.

(tt) “Stated Value” shall mean, per share, the sum of (1) $1,000 and (2) the Additional Amount, if any, thereon, in each case, subject to adjustment upon any Preferred Share split, Preferred Share combination, recapitalization or similar event.

(uu) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(vv) “Subordination Warrants” means the common stock purchase warrants of the Company with the same terms and conditions of the 2015 Warrants issued to Spring Forth Investments LLC and the Utah Autism Foundation in connection with their agreement to enter into the Subordination Agreements (as defined in the 2015 SPA).

(ww) “Subscription Date” means November 2, 2016.

(xx) “Subsidiaries” shall have the meaning as set forth in the 2015 SPA

(yy) “Successor Entity” means one or more Person or Persons (or, if so elected by the Required Holders, the Company or the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(zz) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(aaa) “Transaction Documents” means the 2015 SPA, the Exchange Agreements, this Certificate of Designations, the 2015 Warrants and each of the other agreements and instruments entered into or delivered by the Company or any of the Holders in connection with the transactions contemplated by the Exchange Agreement, all as may be amended from time to time in accordance with the terms thereof.

(bbb) “Triggering Events” means each of the following events:

(i)        (A) the suspension from trading for more than an aggregate of ten (10) Trading Days in any 365-day period or (B) the failure of the Common Stock to be listed on an Eligible Market;

(ii) (A) the Company's failure to cure a Conversion Failure or an Exercise Failure (as defined in the 2015 Warrants) by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or the date a holder of 2015 Warrants delivers an Exercise Notice (as defined in the 2015 Warrants) and the applicable Aggregate Exercise Price (as defined in the 2015 Warrants), if any, to the Company, (B) the Company's notice, written or oral, to any Holder or any holder of the 2015 Warrants, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Preferred Share into, or exercise of the 2015 Warrants for, shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations or the 2015 Warrants, as applicable, other than pursuant to Section 4(d) (and analogous provisions under the 2015 Warrants) or (C) the Company's failure to have a sufficient number of authorized and available shares to issue with respect to any conversion of the Preferred Shares (assuming conversion in full of all Preferred Shares then outstanding at the initial Conversion Price (as adjusted for stock splits, stock dividends, stock combinations recapitalizations and similar events occurring after the Subscription Date), without regard to any limitations on conversion set forth herein) or exercise of the 2015 Warrants (assuming exercise in full of all 2015 Warrants then outstanding, without regard to any limitations on exercise set forth therein) (each an “Authorized Share Failure”); but only if such Authorized Share Failure has not been cured for a period of seventy-five (75) consecutive days.

(iii) the Company's failure to pay to such Holder any Dividend, Late Charges, Redemption Price or other amounts when and as due under this Certificate of Designations or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which a Holder is a party, except for a failure to pay Dividend and/or Late Charges when and as due, in which case only if such failure continues for a period of at least an aggregate of two (2) Business Days;

(iv) any default under, redemption of or acceleration prior to maturity of more than $100,000, individually or in the aggregate, of Indebtedness of the Company or any of its Subsidiaries;

(v) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) days;

(vii) a final judgment or judgments for the payment of money aggregating in excess of $250,000, individually or in the aggregate, are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within seventy-five (75) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to such Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such judgment;

(viii) other than as specifically set forth in another clause of this Section 31(ccc), the Company or any of its Subsidiaries breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least an aggregate of five (5) Trading Days;

(ix) any breach or failure in any respect to comply with either Sections 15 or 16 of this Certificate of Designations, except, in the case of a breach of a covenant or other term or condition of Sections 15 or 16 of this Certificate of Designation, which is curable, only if such breach continues for a period of at least an aggregate of two (2) Trading Days;

(x) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company as to whether any Triggering Event has occurred;

(xi) the Company's failure for any reason after the date that is six (6) months immediately following the Issuance Date to satisfy the current public information requirement under Rule 144(c) of the 1933 Act; or

(xii) if as of the applicable date of determination (A) such Holder of each Preferred Share is not an Affiliate of the Company and (B) the shares of Common Stock issuable pursuant to the terms of this Certificate of Designations and/or exercise of the 2015 Warrants are eligible to be resold by such Holder either pursuant to an effective registration statement in favor of such Holder or Rule 144 of the 1933 Act, the failure of such shares of Common Stock issuable pursuant to the terms of this Certificate of Designations and/or such Warrant, as applicable, to be issued and delivered to such Holder without any restrictive legends.

(ccc) “Warrants” means the 2015 Warrants and the 2016 Warrants.

(ddd) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin Board of Directors for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and such Holder. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23 with the term “Weighted Average Price” being substituted for the term “Conversion Price”. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations of Series F Convertible Preferred Stock Great Basin Scientific, Inc. to be signed by its Vice President and Chief Financial Officer on this second day of November, 2016.

GREAT BASIN SCIENTIFIC, INC.

By:	/s/ Jeffery A. Rona
Name: Jeffery A. Rona
Title: Secretary

EXHIBIT I

GREAT BASIN SCIENTIFIC, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series F Convertible Preferred Stock of Great Basin Scientific, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series F Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Shares”), of Great Basin Scientific, Inc., a Delaware corporation (the “Company”), indicated below into shares of common stock, $0.001 value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate number of Preferred Shares to be converted
Aggregate Stated Value of such Preferred Shares to be converted:
Aggregate accrued and unpaid Dividends and accrued and unpaid Late Charges with respect to such Preferred Shares and such Aggregate Dividends to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Preferred Share submitting this Conversion Notice that after giving effect to the conversion provided for in this Conversion Notice, the Holder (together with its Affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person's Affiliates) of a number of shares of Common Stock which exceeds the Maximum Percentage of the total outstanding shares of Common Stock of the Company as determined based on the Reported Outstanding Share Number and otherwise pursuant to the provisions of Section 4(d) of the Certificate of Designations.

Please issue the Common Stock into which the applicable Preferred Shares are being converted to the Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __, ____

Name of Registered Holder

By:
Name:
Title:

Tax ID:

Facsimile:

E-mail Address:

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company.

GREAT BASIN SCIENTIFIC, INC.

By:
Name:
Title:

Exhibit 3.2

CERTIFICATE OF DESIGNATION

of

SERIES E PREFERRED STOCK

of

GREAT BASIN SCIENTIFIC, INC.

(Pursuant to Section 151(g) of the
Delaware General Corporation Law)

Great Basin Scientific, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Company (the “Board of Directors” or the “Board”), adopted the following resolutions pursuant to the authority granted by Section 151(g) of the Delaware General Corporation Law:

Resolved, 74,380 of the 2,860,200 authorized shares of the Company’s Series E Preferred Stock, par value $0.001 (the “Series E Preferred Stock”), previously designated and issued pursuant to that certain Certificate of Designation, Preferences and Limitations of Series E Preferred Stock of the Company dated March 2, 2015 (the “Series E Certificate of Designation”) remain outstanding as of the date hereof.

RESOLVED FURTHER, that none of the authorized shares of the Company’s Series E Preferred Stock shall be issued subject to the Series E Certificate of Designation after the date hereof.

Resolved Further, that it is advisable pursuant to Section 151(g) of the Delaware General Corporation Law to reduce the number of authorized shares of the Company’s Series E Preferred Stock to 74,380, which represents the number of shares of the Company’s Series E Preferred stock that is currently issued and outstanding.

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to execute any such certificate as may be required by the Secretary of State of the State of Delaware to reduce the number of authorized shares of the Company’s Series E Preferred Stock to 74,380 in such form as the officer executing the same shall determine to be necessary, advisable or appropriate, such determination to be conclusively established by the execution thereof, and to file such document with the Secretary of State of the State of Delaware.

SECOND: In accordance with the provisions of Section 151(g) of the Delaware General Corporation Law, upon the filing of this Certificate of Designation with the Delaware Secretary of State, the Company’s certificate of incorporation, as amended, automatically shall be amended to reduce the authorized number of Series E Preferred Stock from 2,860,200 to 74,380.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by Jeffrey Rona, Chief Financial Officer, this 2nd day of November, 2016.

GREAT BASIN SCIENTIFIC, INC.
a Delaware Corporation

By:	/s/ Jeffrey Rona
Name:	Jeffrey Rona
Title:	Chief Financial Officer

Exhibit 10.1

AMENDED AND RESTATED EXCHANGE AGREEMENT

AMENDED AND RESTATED EXCHANGE AGREEMENT (the “Agreement”) is made as of the 2nd day of November 2016, by and between, Great Basin Scientific, Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Investor”).

WHEREAS, reference is hereby made to (a) that certain Securities Purchase Agreement, dated December 28, 2015, by and among the Company, the Investor and certain other buyers signatory thereto (the “2015 SPA”), pursuant to which the Investor and such other buyers acquired (i) senior secured convertible notes issued pursuant to the 2015 SPA (the “2015 Notes”) and (ii) warrants to acquire shares of the Company's common stock, par value $0.0001 per share (the ”Common Stock”) issued pursuant to the 2015 SPA (the “2015 Warrants”), (b) that certain Securities Purchase Agreement, dated June 29, 2016, by and among the Company, the Investor and certain other buyers signatory thereto (the “2016 SPA” and together with the 2015 SPA, each, an “SPA” and collectively, the “SPAs”), pursuant to which the Investor and such other buyers acquired (i) senior secured convertible notes issued pursuant to the 2016 SPA (the “2016 Notes”) and (ii) warrants to acquire shares of Common Stock issued pursuant to the 2016 SPA (the “2016 Warrants”), (c) that certain amended and restated leak-out agreement, dated October 17, 2016, by and between the Company and the Investor (the “Leak-Out Agreement”) and (d) that certain Exchange Agreement, dated October 2, 2016, by and between the Company and the Investor (the “Original Exchange Agreement”). Capitalized terms not defined herein shall have the meaning as set forth in the 2015 SPA and/or 2015 Notes, as applicable.

WHEREAS, the parties hereto desire to amend and restate the Original Exchange Agreement as provided herein.

WHEREAS, the Company has authorized a new series of convertible Preferred Stock of the Company designated as Series F Convertible Preferred Stock, $0.001 par value, the terms of which are set forth in the Certificate of Designations for such series of Preferred Stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Series F Preferred Stock”), which Series F Preferred Stock shall be convertible into shares of Common Stock (such shares of Common Stock issuable pursuant to the terms of the Certificate of Designations, including, without limitation, upon conversion or otherwise, collectively, the “Preferred Conversion Shares”), in accordance with the terms of the Certificate of Designations.

WHEREAS, in exchange for the aggregate principal amount of the 2015 Notes outstanding as of the Closing Date (as defined below) (together with any accrued and unpaid interest thereon and late charges, if any, on such principal and interest, the “Exchange Note”, and such aggregate outstanding amount thereunder, the “Exchange Note Amount”), the Company desires to issue to the Investor, such aggregate number of shares of Series F Preferred Stock (the “Preferred Shares”) equal to the quotient of (x) the Exchange Note Amount, divided by (y) $1,000 (rounded up to the nearest whole share), all as set forth on the Investor's signature page attached hereto.

WHEREAS, the exchange of the Exchange Note for the Preferred Shares is being made in reliance upon the exemption from registration provided by Section 4(a)(2) and Rule 144(d)(3)(ii) of the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, concurrently herewith, the Company is entering into agreements with holders of 2015 Notes representing at least the Required Holders (as defined in the 2015 Notes) (each, an “Other Investor”, and such agreements, each an “Other Agreement”) substantially in the form of this Agreement (other than with respect to the identity of the Investor, any provision regarding the reimbursement of legal fees and proportional changes reflecting the different aggregate principal amount of the 2015 Notes of such Other Investor then outstanding).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the promises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Exchange. On the Closing Date, subject to the terms and conditions of this Agreement, the Investor shall, and the Company shall, pursuant to Section 4(a)(2) and Rule 144(d)(3)(ii) of the 1933 Act, exchange the Exchange Note for the Preferred Shares. At the Closing (as defined below), the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1       As of the Closing Date (as defined below), the Exchange Note shall be free and clear of all Liens. Upon receipt of the Preferred Shares in accordance with Section 1.2, all of the Investor’s rights under the Exchange Note shall be extinguished (including, without limitation, the rights to receive any accrued and unpaid interest thereon or any other shares of Common Stock with respect thereto).

1.2       On the Closing Date, the Company shall issue the Preferred Shares to the Investor (or its designee). Promptly after the Closing Date the Company shall deliver a certificate evidencing the Preferred Shares to the Investor (or its designee). On the Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the Preferred Shares and shall have the right to convert the Preferred Shares, irrespective of the date the Company delivers the certificate evidencing the Preferred Shares to the Investor. For the avoidance of doubt, the Investor shall be entitled to exercise all of its rights with respect to the Preferred Shares, including without limitation, the right to convert the Preferred Shares into Common Stock in accordance with the terms of the Certificate of Designations, immediately following the Closing (as defined below), irrespective of when the certificate for the Preferred Shares is delivered to the Investor.

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1.3       The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

2.       Voluntary Reduction Notice; Waivers; Release; Leak-Out Amendment.

2.1       Voluntary Reduction Notice. Effective as of the date the holders of 2015 Notes representing at least the Required Holders (as defined in the 2015 Notes) shall have executed either this Agreement or an Other Agreement (the “Effective Date”), pursuant to Section 7(d) of the 2015 Notes, the Company hereby elects to lower (but in no event increase) the Conversion Price of each of the 2015 Notes of the Investor and each Other Investor with respect to any given Trading Day during the period (the “Voluntary Reduction Period”, and any such reduction, each a “Voluntary Reduction”) commencing on the Effective Date, through and including November 17, 2016, to the Alternate Conversion Price (as defined below) for such Trading Day. For the purpose of this Section 2.1, the “Alternate Conversion Price” for any given Trading Day during the Voluntary Reduction Period shall equal 85% of the lowest daily Weighted Average Price of the Common Stock during the five (5) consecutive Trading Days ending and including such given Trading Day (with all such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction during such applicable period).

2.2       Waivers

(a)       Effective as of the Effective Date, the Investor hereby waives any reduction in: (i) the exercise price of its 2015 Warrants pursuant to Section 2(a) thereof, (ii) the exercise price of its 2016 Warrants pursuant to Section 2(a) thereof and (iii) the conversion price of its 2016 Notes pursuant to Section 7(a) thereof, in each case, solely as a result of any Voluntary Reduction pursuant to Section 2.1 hereof.

(b)       Effective as of the Effective Date, the Investor hereby elects pursuant to Section 8(d) of the 2015 Notes to defer the Installment Amount with respect to the Investor's 2015 Notes with respect to the Installment Date occurring thereunder on November 30, 2016 until the Installment Date of December 30, 2016 (including, without limitation, any rights to receive pre-delivery of shares of Common Stock with respect to such Installment Amount on or prior to December 1, 2016).

(c)       Effective as of the Effective Date, the 2015 Notes are hereby amended to add a new Section 8(g) at the end of Section 8 of the 2015 Notes that provides as follows:

"(g)       October 31, 2016 Installment Date. Notwithstanding Section 8(d) to the contrary, the portion of the Installment Amount due on the October 31, 2016 Installment Date equal to the product obtained by multiplying (x) the number of Pre-Installment Conversion Shares delivered by the Company to the Holder with respect to such Installment Date and (y) the Company Conversion Price as in effect on such Installment Date, shall not be allowed to be deferred by the Holder to a later Installment Date."

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(d)       Effective as of the Effective Date, the Investor waives any right pursuant to Section 8(e) of the 2015 Notes to deliver any Acceleration Notice during the period commencing on the Effective Date and ending on December 1, 2016, inclusive, with respect to the Installment Amount due on the November 30, 2016 Installment Date.

(e)       Effective as of the Effective Date, the Investor hereby waives the notice provisions Section 4(n) of each SPA, solely with respect to the transactions contemplated by this Agreement and each Other Agreement (the “Right of Participation Waiver”).

(f)       So long as any Preferred Shares of the Investor remains outstanding, the Company shall reserve the Initial Required Reserve Amount (as defined below) of shares of Common Stock for conversion of the Preferred Shares of the Investor. Except for such obligation to reserve the Initial Required Reserve Amount in accordance with the immediately preceding sentence, effective as of the Effective Date, the Investor hereby waives any obligation of the Company to reserve shares of Common Stock with respect to any securities of the Company held by the Holder pursuant to the Transaction Documents (as defined in the 2015 SPA), the Transaction Documents (as defined in the 2016 SPA) or this Agreement. Except for such reservation of shares of Common Stock set forth on Schedule 2.2(f) attached hereto, the Initial Required Reserve Amount (together with the Initial Required Reserve Amount (as defined in each Other Agreement) of each Other Investor pursuant to each Other Agreement), in the aggregate, represents all authorized, but unissued shares of Common Stock as of the Closing Date.

(g)       Effective as of the Effective Date, the Investor hereby waives any restriction or other prohibition on the Company consummating a reverse share split of the Common Stock of the Company with respect to any securities of the Company held by the Holder pursuant to the Transaction Documents (as defined in the 2015 SPA), the Transaction Documents (as defined in the 2016 SPA) or this Agreement.

2.3       Release. On the Closing Date the Investor shall cause all amounts held in such Investor’s Holder Master Restricted Account with respect to the 2015 Notes to be transferred to the operating account of the Company, in each case, pursuant to written instructions provided by the Company [INSERT IN HUDSON BAY AGREEMENT ONLY: (less the Investor Counsel Expense (as defined below), which shall be released to Schulte Roth & Zabel LLP))].

2.4       Leak-Out Amendment. As of the Effective Date the Leak-Out Agreement is hereby amended as follows:

(a)       Notwithstanding anything in the Leak-Out Agreement to the contrary, the Restricted Period (as defined in the Leak-Out Agreement) shall hereby be extended from and including November 1, 2016 through and ending and including November 30, 2016.

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3.       The Closing(s). Subject to the conditions set forth below, the Exchange shall take place at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, on the Effective Date, or at such other time and place as the Company and the Investor mutually agree (the “Closing” and the “Closing Date”).

4.       Closing Conditions.

4.1       Condition’s to Investor’s Obligations. The obligation of the Investor to consummate the Exchange is subject to the fulfillment, to the Investor’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a)        Representations and Warranties(b) . The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) as of such specified date).

(c)       Issuance of Securities(d) . At the Closing, the Company shall issue the Preferred Shares on the books and records of the Company.

(e)       No Actions(f) . No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(g)       Proceedings and Documents(h) . All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(i)       No Event of Default. On each Trading Day during the twenty (20) Trading Days immediately preceding the Closing Date, no Event of Default or event that with the passage of time or giving of notice would constitute an Event of Default shall have occurred (unless waived in writing by the Required Holders (as defined in the 2015 Notes)).

(j)       Minimum Volume. Unless waived in writing by the Required Holders (as defined in the 2015 Notes), the quotient of (x) the sum of each daily dollar trading volume of the Common Stock as reported by Bloomberg for each Trading Day during the twenty (20) consecutive Trading Days immediately preceding the Closing Date, divided by (y) twenty (20) shall be at least $300,000.

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(k)       Listing. On each Trading Day during the twenty (20) Trading Days immediately preceding the Closing Date, the Common Stock (I) shall be designated for quotation or listed on an Eligible Market and (II) shall not have been suspended.

(l)       No Material Non-Public Information. As of the Closing Date, the Investor shall not be in possession of any material, nonpublic information received from the Company, any Subsidiary or its respective agents or Affiliates.

(m)       No Public Information Failure. As of the Closing Date, the Company shall have no knowledge of any fact that would cause any Preferred Shares or Preferred Conversion Shares (without regard to any restriction or limitation on conversion of the Preferred Shares), not to be eligible for resale pursuant to (i) Rule 144 without any volume limitation by the Investor (including, without limitation, by virtue of an existing or expected Public Information Failure) or (ii) any applicable state securities laws.

(n)       Certificate of Designations. As of the Closing Date, the Certificate of Designations shall have been filed with the Secretary of State of Delaware and shall be in full force and effect.

4.2       Condition’s to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing in question, of each of the following conditions:

(a)       Representations and Warranties(b) . The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) as of such specified date).

(b)       Waiver. The Company shall have obtained the waiver of the Right of Participation Waiver of the Investor and all Other Investors.

(c)       No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d)       Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

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5.1       Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that:

5.1       Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined below) on its business or properties. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the Transaction Documents (as defined below) or by the agreements and instruments to be entered into (or entered into) in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under this Agreement or the Transaction Documents.

5.2       Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents and the performance of all obligations of the Company hereunder and thereunder, and the authorization of the Exchange, the issuance (and reservation for issuance) of the Preferred Shares and the Preferred Conversion Shares (collectively, the “Securities”) have been taken on or prior to the date hereof. The Certificate of Designations has been validly filed with the Secretary of State of Delaware and, as of the date hereof and the Closing Date, remains in full force and effect.

5.3       Valid Issuance of the Securities. The Preferred Shares when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, and the Preferred Conversion Shares when issued in accordance with the terms of the Certificate of Designations, for the consideration expressed therein, will be duly and validly issued, fully paid and non-assessable. Upon conversion of the Preferred Shares, the Preferred Conversion Shares are freely tradable and shall not be required to bear any 1933 Act or other restrictive legend. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue unrestricted Preferred Conversion Shares that are freely tradable on the principal Eligible Market on which the Common Stock then trades without restriction and not containing any restrictive legend without the need for any action by the Investor. As of the Closing, such aggregate number of shares of Common Stock set forth on the signature page of the Investor (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) (the "Initial Required Reserve Amount") shall have been duly authorized and reserved for issuance of Common Stock with respect to the Investor's Preferred Shares.

5.4       Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by the Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to ROTH Capital Partners, LLC, as placement agent (the "Placement Agent") in connection with the sale of the Securities. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities. The offer and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the 1933 Act and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

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5.5       Compliance With Laws. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and the Company has not received written notice of any such violation.

5.6       Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

5.7       Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the other documents entered into in connection herewith (collectively, the “Transaction Documents”) and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the 1933 Act), or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s acceptance of the Preferred Shares. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

5.8       Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock, the Exchange Note or any of the Company’s officers or directors in their capacities as such.

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5.9       No Group. The Company acknowledges that, to the Company’s knowledge, the Investor is acting independently in connection with this Agreement and the transactions contemplated hereby, and is not acting as part of a “group” as such term is defined under Section 13(d) of the 1933 Act and the rules and regulations promulgated thereunder.

5.10       Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Company is a party have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.11       Disclosure. Other than as set forth in the 8-K Filing (as defined below), the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in the Exchange Securities.

5.12       Capitalization. As of the date hereof, the Company has 95,083,052 shares of Common Stock issued and outstanding.

6.       Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

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6.2       Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

6.3       No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

6.4       Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and each Transaction Document to which the Investor is a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

6.5       Ownership of Original Note. The Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Exchange Note free and clear of all rights and Liens (other than pledges or security interests (x) arising by operation of applicable securities laws and (y) that the Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Investor has full power and authority to transfer and dispose of the Exchange Note to the Company free and clear of any right or Lien. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any Person to acquire all or any part of the Exchange Note or any shares of Common Stock issuable upon conversion of the Exchange Note.

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7.       Additional Covenants

7.1       Disclosure. The Company shall, on or before 8:30 a.m., New York City time, on the first business day after the date of this Agreement, issue a press release and Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this Agreement as an exhibit thereto (collectively with all exhibits attached thereto, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Investor. To the extent that the Company delivers any material, non-public information to the Investor without the Investor's express prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

7.2       Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the Preferred Conversion Shares upon each Eligible Market upon which the Common Stock is then listed or designated for quotation (as applicable) (subject to official notice of issuance) and shall maintain such listing of all the Preferred Conversion Shares from time to time issuable under the terms of the Transaction Documents. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.2.

7.3       Holding Period. For the purposes of Rule 144 of the 1933 Act, the Company acknowledges that (i) the holding period of the Exchange Note may be tacked onto the holding period of the Preferred Shares (and upon conversion of the Preferred Shares, the Preferred Conversion Shares) and (ii) the holding period of the Preferred Shares may be tacked onto the holding period of the Preferred Conversion Shares, and the Company agrees not to take a position contrary to this Section 7.3.

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7.4       Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

7.5       Fees and Expenses. [INSERT IN HUDSON BAY AGREEMENT ONLY: The Company shall reimburse the Investor for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, in an amount not to exceed $8,000, which the Investor may withhold from the cash released to the Company from the Investor's Holder Master Restricted Account on or prior to the Effective Date pursuant to Section 2.3(i) (the “Investor Counsel Expense”). The Investor Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated.] Except as otherwise set forth above, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

7.6       Officer’s Certificate. At any time the Preferred Shares remain outstanding, with respect to any record date of any stockholder meeting of the Company, if requested by the Company in writing, the Holder shall deliver to the Company, no later than the second (2nd) Business Day after such request, a certificate, signed by an authorized officer of the Holder, certifying to the number of shares of Common Stock held by such Holder and its Attribution Parties as of such record date for such meeting of shareholders.

8.       Miscellaneous

8.1       Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2       Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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8.3       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4       Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Great Basin Scientific, Inc.
2441 South 3850 West
Salt Lake City, UT 84120
Telephone: (801) 990-1055 ext. 112
Facsimile: (801) 990-1051
Attention: Jeff Rona

With a copy to:

Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400
Denver, CO 80202
Telephone: (303) 352-1133
Facsimile: (303) 629-3450
Attention: Jason K. Brenkert, Esq.
Email: brenkert.jason@dorsey.com

and

Kelley Drye & Warren LLP
101 Park Avenue
New York, NY 10178
Telephone: 212-808-7540
Facsimile: (212) 808-7897
Attention: Michael Adelstein, Esq.
Email: madelstein@kelleydrye.com

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If to the Investor, to its address, facsimile number and e-mail address set forth on its signature page hereto,

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

8.5       Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction (excluding any fees required to be paid by the Company to Roth Capital Partners, LLC in connection with the original Transaction Documents). The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.6       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

8.7       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

8.8       Entire Agreement. This Agreement together with the Leak-Out Agreement, represents the entire agreement and understandings between the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof. Notwithstanding anything herein to the contrary, nothing herein shall amend, modify or waive any term or condition of the Leak-Out Agreement or of any of the other Transaction Documents (as defined in each of the SPAs) (other than the 2015 Notes, which shall be cancelled following the consummation of the Exchange pursuant to Section 1.1).

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8.9       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.10       Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

8.11       No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.12       Survival. The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing and delivery of the Securities.

8.13       Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.14       No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.15       Independent Nature of Investor's Obligations and Rights. The obligations of the Investor under this Agreement are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

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8.16       Equal Treatment Acknowledgement; Most Favored Nations. The parties hereto herby acknowledge and agree that, in accordance with Section 9(e) of each SPA, the Company is obligated to present the terms of this offering to each Other Investor; provided that each Other Agreement shall be negotiated separately with each Other Investor and shall not in any way be construed as the Investor or any Other Investor acting in concert or as a group with respect to the purchase, disposition or voting of securities of the Company or otherwise. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to the Exchange, including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating to the Exchange (each an “Exchange Document”), is or will be more favorable to such Person than those of the Investor and this Agreement. If, and whenever on or after the date hereof, the Company enters into an Exchange Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Exchange Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Section 8.16 shall apply similarly and equally to each Exchange Document.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

GREAT BASIN SCIENTIFIC, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR:

By:
Name:
Title:

Address for Notices:

Fax#:

SSN#:

Number of Preferred Shares:

Initial Required Reservation Amount:

Maximum Percentage:

EXHIBIT A

Certificate of Designations.

[See attached]

Schedule 2.2(f)

Other Shares of Common Stock Reserved

Total of 38,654 shares of Common Stock reserved (including 38,438 shares of Common Stock reserved with respect to the Series G Warrants outstanding as of the date hereof)

Exhibit 10.2

AMENDMENT AGREEMENT NO. 4 TO REGISTRATION RIGHTS AGREEMENT

This Fourth Amendment Agreement (this “Fourth Amendment Agreement”) is entered into as of November 2, 2016, by and between Great Basin Scientific, Inc., a Delaware corporation (the “Company”), and the undersigned holder (the “Holder”) which is one of the investors listed on the Schedule of Buyers (“Schedule of Buyers”) attached to that certain Securities Purchase Agreement between the Company and all of the investors listed on the Schedule of Buyers (the “Buyers”) dated December 28, 2015 (the “SPA”) with reference to the following facts:

A.       On December 28, 2015, the Company and the Buyers (as defined in the Registration Rights Agreement) entered into the SPA in relation to the issuance and sale by the Company and purchase by the Holders of: (i) that aggregate principal amount of senior secured convertible notes of the Company, in substantially the form attached to the SPA as Exhibit A (the “Notes”), set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate principal amount of Notes for all Buyers was $22,100,000) and (ii) related Series D Warrants, in substantially the form attached to the SPA as Exhibit B (the “Warrants”), representing the right to acquire that number of shares of common stock of the Company, par value $0.0001 (“Common Stock”), set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (as exercised, collectively, the “Warrant Shares”), which totaled in the aggregate 3,503,116 Warrant Shares.

B.       The issuance of the Notes and the Warrants occurred at a closing on December 30, 2015 (the “Closing Date”).

C.       In accordance with the terms of the SPA, the Company agreed to provide certain registration rights under the United States Securities Act of 1933, as amended and the rules and regulations thereunder pursuant to the Registration Rights Agreement by and between the Company and each of the Buyers (the “Original Registration Rights Agreement”) entered into December 30, 2015.

D.       On February 16, 2016, the Company and certain of the Buyers holding enough of the Notes and Warrants to constitute the Required Holders under Section 9(e) of the SPA and Section 10 of the Registration Rights Agreement entered into Amendment Agreement No.1 to the Original Registration Rights Agreement (the “First Amendment Agreement”), whereby the Company and the Buyers agreed to, among other things, to redefine the term “Initial Filing Deadline” as “February 29, 2016” and redefine “Initial Effectiveness Deadline” as “the date which is the earlier of (x) (i) in the event that the Initial Registration Statement is not subject to a review by the SEC, March 30, 2016 or (ii) in the event that the Initial Registration Statement is subject to a review by the SEC, April 14, 2016 and (y) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Initial Registration Statement will not be reviewed or will not be subject to further review; provided, however, that if the Initial Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Initial Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.”

E.       On February 29, 2016, the Company and certain of the Buyers holding enough of the Notes and Warrant to constitute the Required Holders under Section 9(e) of the SPA and Section 10 of the Registration Rights Agreement entered into Amendment No. 2 to the Original Registration Rights Agreement (the “Second Amendment Agreement”), whereby the Company and the Buyers agreed to extend the deadline for filing the initial registration statement required thereunder registering shares of common stock issuable upon conversion of the Notes and exercise of the Warrants to March 1, 2016.

F.       On May 11, 2016, the Company and certain of the Buyers holding enough of the Notes and Warrants to constitute the Required Holders under Section 10 of the Registration Rights Agreement entered into Amendment Agreement No. 3 to the Registration Rights Agreement (the “Third Amendment Agreement”). In the Third Amendment Agreement, the Company and the Buyers agreed to extend the deadline for bringing the initial registration statement effective registering our shares of common stock issuable upon conversion of the Notes and exercise of the Warrants to the date which is the earlier of May 31, 2016 and the fifth (5th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such initial registration statement will not be subject to further review.

G.       On June 29, 2016, the Company and certain of the Buyers holding enough of the Notes and Warrants to constitute the Required Holders under Section 10 of the Registration Rights Agreement entered into a waiver agreement (the “Waiver Agreement”, together with the Original Registration Rights Agreement, the First Amendment Agreement, the Second Amendment Agreement and the Third Amendment Agreement, the “Registration Rights Agreement”), pursuant to which the Buyers waived (i) any breach prior to and including June 29, 2016 under Section 2(a) of the Registration Rights Agreement for the Company’s failure to have the initial registration statement brought effective by the initial effectiveness deadline, (ii) any right to Registration Delay Payments (as defined under the Registration Rights Agreement) prior to and including June 29, 2016 for failure to meet its obligations under Section 2(a), and (iii) compliance with the registration requirements of Section 2(a) from and including June 29, 2016, through August 31, 2016.

H.       The Company desires to further amend the definition of “Initial Effectiveness Deadline” in the Registration Rights Agreement.

I.         In compliance with Section 10 of the Registration Rights Agreement, this Fourth Amendment Agreement shall only be effective upon the execution and delivery of this Fourth Amendment Agreement and agreements in form and substance identical to this Fourth Amendment Agreement (the “Other Fourth Amendment Agreements”) by other holders of Registrable Securities (as defined in the SPA) (each an “Other Holder”) representing on the Closing Date at least fifty-one percent (51%) of the aggregate number of Registrable Securities issued or issuable under the Cash Notes and Cash Warrants issued on the Closing Date and shall include Hudson Bay so long as Hudson Bay and/or any of its affiliates collectively hold at least five percent (5%) of the Registrable Securities, in the aggregate (the “Required Holders”) (such time, the “Effective Time”).

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       Initial Effectiveness Deadline. Section 1(x) of the Registration Rights Agreement is amended such that “Initial Effectiveness Deadline” is now defined as “the date which is the earlier of (x) (i) March 1, 2017 and (y) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Initial Registration Statement will not be subject to further review; provided, however, that if the Initial Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Initial Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.”

2.       Waiver. The Holder hereby waives, with the intention that upon the satisfaction of the requirements of Section 10 of the Registration Rights Agreement such waiver will be binding for all Other Holders: (i) any breach of the Registration Rights Agreement prior to the date hereof under Section 2(a) of the Registration Rights Agreement for the Company’s failure to have the Initial Registration Statement brought effective by the Initial Effectiveness Deadline, prior to this Fourth Amendment Agreement and (ii) the Holder’s right to Registration Delay Payments (as defined under the Registration Rights Agreement) prior to the date hereof for the Company’s failure to have the Initial Registration Statement brought effective by the Initial Effectiveness Deadline.

3.       Acknowledgments. The Company hereby confirms and agrees that (i) except with respect to the amendment set forth in Section 1 above as of the Effective Time, the Registration Rights Agreement shall continue to be, in full force and effect; (ii) the execution, delivery and effectiveness of this Fourth Amendment Agreement shall not operate as an amendment of any right, power or remedy of the Holder except to the extent set forth herein. As of the Effective Time, the Registration Rights Agreement will be deemed to be fully amended and restated to reflect the amendment set forth in Section 1 above.

4.       Fees And Expenses. . Each party to this Fourth Amendment Agreement shall bear its own expenses in connection with the transactions contemplated hereby.

5.       No Material, Nonpublic Information. The Company hereby agrees and acknowledges that the transactions contemplated by this Fourth Amendment Agreement do not constitute material, nonpublic information of the Company or any of its Subsidiaries and that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and each Holder or any of its affiliates, on the other hand, have terminated prior to the date hereof. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to any Holder without such Holder’s consent, the Company hereby covenants and agrees that such Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

6.       Independent Nature of Holder Obligations and Rights. The obligations of the Holder under this Fourth Amendment Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Fourth Amendment Agreement. Nothing contained herein or in any Other Fourth Amendment Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Fourth Amendment Agreement or any Other Fourth Amendment Agreement and the Company acknowledges that the Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Fourth Amendment Agreement or any Other Fourth Amendment Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Fourth Amendment Agreement or, any Other Fourth Amendment Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

7.       No Third Party Beneficiaries. This Fourth Amendment Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.       Counterparts. This Fourth Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

9.       No Strict Construction. The language used in this Fourth Amendment Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10.       Headings. The headings of this Fourth Amendment Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Fourth Amendment Agreement.

11.       Severability. If any provision of this Fourth Amendment Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Fourth Amendment Agreement so long as this Fourth Amendment Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

12.       Amendments. No provision of this Fourth Amendment Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders.

13.       Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Fourth Amendment Agreement and the consummation of the transactions contemplated hereby.

14.       Notice. Whenever notice is required to be given under this Fourth Amendment Agreement, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the SPA.

15.       Successors and Assigns. This Fourth Amendment Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

16.       Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meaning set forth in the Registration Rights Agreement.

17.       Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Fourth Amendment Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Fourth Amendment Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS FOURTH AMENDMENT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Undersigned and the Company have caused their respective signature page to this Fourth Amendment Agreement to be duly executed as of the date first written above.

COMPANY:

GREAT BASIN SCIENTIFIC, INC.

By:
Name: Jeffrey Rona
Title: CFO

[Signature Page to Fourth Registration Rights Amendment Agreement]

IN WITNESS WHEREOF, each Undersigned and the Company have caused their respective signature page to this Fourth Amendment Agreement to be duly executed as of the date first written above.

HOLDER:

By:
Name:
Title:

[Signature Page to Fourth Registration Rights Amendment Agreement]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

GREAT BASIN SCIENTIFIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36662	83-0361454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.02 Unregistered Sales of Equity Securities

On October 31, 2016 in accordance with the terms of the 2015 Notes, certain holders of the 2015 Notes elected to defer $4,039,000 of principal that had previously been converted in connection with the amortization date of October 31, 2016.  No additional shares were issued.  As previously announced in our Current Report on Form 8-K as filed with the Commission on November 3, 2016, all of the outstanding 2015 Notes were converted into Series F Preferred Stock on November 3, 2016 and no principal amount of 2015 Notes remains.

On November 3, 2016, certain holders of the Series F Convertible Preferred Stock (“Preferred Stock’) were issued shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, (as amended) in connection with the mandatory conversion of the Preferred Stock under the terms of the Certificate of Designations for the Preferred Stock. In connection with the mandatory conversions, the Company issued 53,500,000 shares of common stock upon the conversion of 1,070 shares of Preferred Stock at a conversion price of $0.02 per share.

The Company previously filed an 8-K on October 28, 2016 and reported 95,083,052 shares of common stock outstanding therefore as of November 4, 2016 there are 148,583,052 shares of common stock issued and outstanding.

Item 3.03 Material Modifications to Rights of Security Holders

In connection with the mandatory conversion of preferred stock in Item 3.02 hereof, the exercise price of one of our issued and outstanding securities was automatically adjusted to take into account the mandatory conversion price of the Preferred Stock.  The exercise price of the following security was adjusted as follows.

Series B Warrants

As of November 4, 2016, the Company has outstanding Series B Warrants to purchase 36 shares of common stock of the Company.  The Series B Warrants include a provision which provides that the exercise prices of the Series B Warrants will be adjusted in connection with certain equity issuances by the Company.  The mandatory conversions of the Preferred Stock triggers an adjustment to the exercise price of the Series B Warrants.  Therefore, during the period of October 31 through November 4, 2016, the exercise price for the Series B Warrants was adjusted from $105,120 to $92,503 per share of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: November 4, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer